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                                                                    Exhibit 10.2

(Conformed Signature Copy)
                                                               September 2, 1997


                      BRADLEY OPERATING LIMITED PARTNERSHIP

                                 SECOND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
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                      BRADLEY OPERATING LIMITED PARTNERSHIP

                                 SECOND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP

                                TABLE OF CONTENTS

                                                                            Page

1.    Definitions and Exhibits ............................................... 1
      1.1   Definitions ...................................................... 1
      1.2   Exhibits, etc. .................................................. 12

2.    Organization .......................................................... 12
      2.1   Formation of Partnership ........................................ 12
      2.2   Partnership Name ................................................ 12
      2.3   Location of the Principal Place of Business ..................... 12
      2.4   Registered Agent and Registered Office .......................... 12

3.    Capital ............................................................... 13
      3.1   Issuance of Units ............................................... 13
      3.2   Redemption Right ................................................ 16
      3.3   Additional Capital .............................................. 18
      3.4   No Third Party Beneficiary ...................................... 18
      3.5   Capital Accounts ................................................ 19
      3.6   No Interest on or Return of Capital ............................. 20
      3.7   Negative Capital Accounts ....................................... 20
      3.8   Limit on Contributions andObligations of Partner ................ 20

4.    [Intentionally Omitted] ............................................... 20

5.    Purpose and Powers of Partnership ..................................... 20

6.    Term .................................................................. 21

7.    Allocations ........................................................... 21
      7.1   Profits or Losses ............................................... 21
      7.2   Special Allocations ............................................. 22
      7.3   Other Allocation Rules .......................................... 23
      7.4   Tax Allocations; Code Section 704(c)/Section 1245
              and 1250 Recapture ............................................ 23
      7.5   Nonrecourse Liabilities ......................................... 24

8.    Cash Available For Distribution ....................................... 24


                                       (i)
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                                                                            Page
                                                                            ----

      8.1   Operating Cash Flow ............................................. 24
      8.2   Capital Cash Flow ............................................... 25
      8.3   Consolidated Distributed Cash ................................... 25
      8.4   Distributions to Partners ....................................... 25
      8.5   Distributions Among Partners of the Same Series or Class ........ 26
      8.6   REIT Distributions .............................................. 26
      8.7   Consent to Distributions ........................................ 26
      8.8   Liquidating Distributions ....................................... 26
      8.9   Special Distribution and Allocations for Certain Properties ..... 26

9.    Management and Property of the Partnership ............................ 27
      9.1   General Partner ................................................. 27
      9.2   [Intentionally Omitted] ......................................... 30
      9.3   Limitations on Powers and Authorities of Partners ............... 30
      9.4   Title Holder .................................................... 30
      9.5   Compensation of the General Partner ............................. 30
      9.6   Standard of Conduct ............................................. 31
      9.7   Waiver and Indemnification ...................................... 31
      9.8   Other Activities of Partners and Agreements with Related
              Parties ....................................................... 32
      9.9   Other Matters Concerning the General Partner .................... 33
      9.10  Partner Exculpation ............................................. 33

10.   Banking ............................................................... 34

11.   Accounting ............................................................ 34
      11.1  Fiscal Year ..................................................... 34
      11.2  Books of Account ................................................ 34
      11.3  Reports ......................................................... 34
      11.4  Audits .......................................................... 34
      11.5  Method of Accounting ............................................ 35
      11.6  Tax Election .................................................... 35
      11.7  Tax Matters Partner ............................................. 35
      11.8  Administrative Adjustments ...................................... 35

12.   Transfers of Partnership Interests .................................... 35
      12.1  Consent ......................................................... 35
      12.2  Limited Partners ................................................ 36
      12.3  Admission Adjustments ........................................... 37
      12.4  Unit Certificates ............................................... 37

13.   Rights and Obligations of the Limited Partners ........................ 37
      13.1  No Participation in Management .................................. 37
      13.2  Death, Legal Incompetency, Etc. of a Limited Partner ............ 37


                                      (ii)
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                                                                            Page
                                                                            ----

      13.3  No Withdrawal ................................................... 38
      13.4  Duties and Conflicts ............................................ 38

14.   Indemnification and Security Interest ................................. 38
      14.1  [Intentionally Omitted] ......................................... 38
      14.2  Indemnity Collateral ............................................ 38
      14.3  Commons of Chicago Ridge ........................................ 38
      14.4  TTC Guarantors .................................................. 41

15.   Liquidation and Dissolution of Partnership ............................ 42
      15.1  Termination Events .............................................. 42
      15.2  Method of Liquidation ........................................... 42
      15.3  Distribution in Kind ............................................ 43
      15.4  Documentation of Liquidation .................................... 44
      15.5  Liability of the Liquidating Trustee ............................ 44

16.   Power of Attorney ..................................................... 44

17.   Amendment of Agreement ................................................ 45
      17.1  General ......................................................... 45
      17.2  Merger, Etc. of General Partner ................................. 45

18.   Arbitration ........................................................... 46
      18.1  General ......................................................... 46
      18.2  Procedures ...................................................... 46
      18.3  Binding Character ............................................... 46
      18.4  Exclusivity ..................................................... 47
      18.5  No Alteration of Agreement ...................................... 47

19.    Miscellaneous ........................................................ 47
      19.1  Notices ......................................................... 47
      19.2  Successors and Assigns .......................................... 47
      19.3  Duplicate Originals ............................................. 48
      19.4  Construction .................................................... 48
      19.5  Governing Law ................................................... 48
      19.6  Other Instruments ............................................... 48
      19.7  General Partner with Interest as Limited Partner ................ 48
      19.8  Gender .......................................................... 48
      19.9  Prior Agreements Superseded ..................................... 48
      19.10 Purchase for Investment ......................................... 48
      19.11 Waiver .......................................................... 49
      19.12 Severability .................................................... 49
      19.13 Counterparts .................................................... 49


                                      (iii)
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      19.14 Notice for Certain Transactions ................................. 49

EXHIBIT A:  Name of Partners and Number of Units held by Each Partner under this
            Agreement

EXHIBIT B:  Form of Notice of Redemption


                                      (iv)
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                      BRADLEY OPERATING LIMITED PARTNERSHIP

                            SECOND RESTATED AGREEMENT
                             OF LIMITED PARTNERSHIP

      THIS SECOND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (the "Agreement"), dated as of September 2, 1997 and executed by Bradley Real Estate, Inc, the general partner (the "General Partner") of the Partnership (as hereinafter defined), and those Limited Partners (as hereinafter defined) whose names appear on the signature pages hereto, amends and restates the Bradley Operating Limited Partnership Amended and Restated Agreement of Limited Partnership, dated March 15, 1996, as amended on January 1, 1997 by the First Amendment to the Bradley Operating Limited Partnership Amended and Restated Agreement of Limited Partnership and on July 31, 1997 by the Second Amendment to the Bradley Operating Limited Partnership Amended and Restated Agreement of Limited Partnership (collectively, the "Prior Agreement").

                                    RECITALS

      WHEREAS, pursuant to Section 17.1 of the Prior Agreement, the General Partner, without the consent of the Limited Partners, may amend the Prior Agreement in any respect by executing a written instrument setting forth the terms of such amendment; provided, however, that the consent of the Limited Partners holding more than 50% of the Partnership Interests (as therein and hereinafter defined) held by all Limited Partners is required in connection with certain amendments which alter (i) the distribution rights of any Limited Partner under Article 8 of the Prior Agreement or (ii) a Limited Partner's Redemption Rights (as therein and hereinafter defined) under Section 3.2 of the Prior Agreement; and

      WHEREAS, the General Partner and the Limited Partners holding more than 50% of the Partnership Interests deem it advisable to amend and restate the Prior Agreement (i) to clarify certain ambiguities in the Prior Agreement relative to the authority of the General Partner to alter the distribution rights of the Limited Partners, (ii) to permit the General Partner, on behalf of the Partnership, to issue Unit Certificates (as hereinafter defined) to evidence ownership or Units (as hereinafter defined) or other Partnership Interests in the Partnership, and (iii) to make additional amendments to the Partnership Agreement.

      NOW THEREFORE, the General Partner hereby amends and restates in its entirety, and the Limited Partners holding more than 50% of the Partnership Interests held by all Limited Partners whose signatures appear below hereby consent and agree to such amendment and restatement of, the Prior Agreement to read as follows:

      1. DEFINITIONS AND EXHIBITS.

            1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth respectively after each:
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      "Accountants" shall mean the firm or firms of independent certified public accountants selected by the General Partner on behalf of the Partnership to audit the books and records of the Partnership and to prepare statements and reports in connection therewith.

      "Act" shall mean the Revised Uniform Limited Partnership Act of the State of Delaware, as amended from time to time, and any successor statute.

      "Administrative Expenses" shall mean (i) all administrative and operating costs and expenses incurred by the Partnership, (ii) those administrative costs and expenses of the General Partner, including, without limitation, salaries paid to officers of the General Partner, accounting and legal expenses, the costs and expenses of preparing reports required to be filed by the General Partner or distributed to the holders of Units or other Partnership Interests in the Partnership or to the stockholders of the General Partner and the costs and expenses incurred in complying with applicable laws, that are undertaken by the General Partner on behalf of, or for the benefit of, the Partnership, and (iii) such costs and expenses incurred by the General Partner in raising or maintaining capital of the General Partner that the General Partner in good faith determines is necessary or appropriate to be applied, raised, used or maintained for the benefit of the Partnership.

      "Affiliate" shall mean, with respect to any Partner (or as to any other Person the affiliates of whom are relevant for purposes of any of the provisions of this Agreement), (i) any member of the Immediate Family of such Partner or Person; (ii) any trustee or beneficiary of a Partner; (iii) any legal representative or successor of any Person referred to in the preceding clauses
(i) and (ii); (iv) any trust for the benefit of any Person referred to in the preceding clauses (i) through (iii); or (v) any Entity which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, any Person referred to in the preceding clauses (i) through (iv).

      "Affected Gain" shall have the meaning provided in Section 7.4.E.

      "Agreement" shall mean this Second Restated Agreement of Limited Partnership, as it may be amended, modified, supplemented or restated from time to time, as the context requires.

      "Audited Financial Statements" shall mean financial statements (balance sheet, statement of income, statement of partners' equity and statement of cash flows) prepared in accordance with generally accepted accounting principles and accompanied by an independent auditor's report containing (i) an opinion containing no material qualification and (ii) no explanatory paragraph disclosing information relating to material uncertainties (except as to litigation) or going concern issues.

      "Bankruptcy" of a Partner shall mean (i) the filing by a Partner of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code (or corresponding provisions of future laws) or any


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other federal or state insolvency law, or a Partner's filing an answer consenting to or acquiescing in any such petition, (ii) the making by a Partner of any assignment for the benefit of its creditors or the admission by a Partner in writing of its inability to pay its debts as they mature, or (iii) the expiration of ninety (90) days after the filing of an involuntary petition under Title 11 of the United States Code (or corresponding provisions of future laws), seeking an application for the appointment of a receiver for the assets of a Partner, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other Federal or state insolvency law, provided that the same shall not have been vacated, set aside or stayed within such 90-day period.

      "Bradley" shall mean Bradley Real Estate, Inc., a Maryland corporation, and any successor entity (by merger, consolidation or sale of assets) to substantially all of its business.

      "Bradley Group" shall mean Bradley, the Partnership, the Financing Partnership, the Financing Corporation and any other Entity in which one or more other members of the Bradley Group has or will have a direct or indirect interest of 50% or more (by vote or value).

      "Capital Account" shall mean the capital account maintained by the Partnership for each Partner as described in Section 3.5.

      "Capital Cash Flow" shall have the meaning set forth in Section 8.2.

      "Capital Contribution" shall mean, when used with respect to a Partner, the amount of money or the fair market value of property contributed by a Partner to the capital of the Partnership pursuant to the terms of this Agreement, including, without limitation, the provisions of Section 3.1.

      "Cash Amount" shall mean an amount of cash equal to the amount (or portion thereof) of any Current Yield which has not been paid to the Redeeming Partner pursuant to Section 8.4.A for any prior period, plus the product of (i) the Current Per Share Market Price of a share of Common Stock on the Valuation Date,
(ii) the number of Units set forth in the Redeeming Partner's Notice of Redemption, and (iii) the Conversion Factor.

      "Certificate" shall mean the Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware, as such Certificate may be amended from time to time.

      "Charter" shall mean the Charter (as such term is defined in the Maryland General Corporation Law) of the General Partner, as it may be amended from time to time.

      "Closing Price" on any date shall mean the last sale price of Common Stock, regular way, or, in case no sale takes place on such day, the average of the closing bid and asked prices, regular way, in each such case as reported in the principal consolidated transaction reporting system with respect to the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal

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consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the other principal automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices furnished by one or more professional market makers making a market in the Common Stock selected, from time to time, by the Board of Directors of the General Partner.

      "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time, and any successor statute.

      "Common Stock" shall mean the shares of the common stock, par value $0.01 per share, of Bradley.

      "Commons of Chicago Ridge" shall mean the land and buildings known as the "Commons of Chicago Ridge" described in Commonwealth Land Title Insurance Company policy number 174-001172.

      "Commons of Chicago Ridge Annex" shall mean the land and buildings known as the "Commons of Chicago Ridge Annex" described in Chicago Title Insurance Company policy number 1410007547079EP.

      "Consolidated Distributed Cash" shall have the meaning set forth in
Section 8.3.

      "Contributing Partner" shall have the meaning set forth in Section 3.1.B.

      "Conversion Factor" shall mean 1.0, provided that in the event the General Partner (i) declares or pays a dividend on its outstanding shares of Common Stock in shares of Common Stock or makes a distribution to all holders of its outstanding Common Stock in shares of Common Stock; (ii) subdivides its outstanding shares of Common Stock; or (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which will be the number of issued and outstanding shares of Common Stock immediately after such dividend, distribution, subdivision or combination, and the denominator of which will be the actual number of shares of Common Stock issued and outstanding on the record date for such dividend, distribution, subdivision or combination, unless the General Partner concurrently declares, makes or pays an equivalent dividend, distribution, subdivision or combination of Units such that a Partner would receive the same Cash Amount or REIT Shares Amount if it exercised its redemption rights under Section 3.2 after such event as it would have received if it had exercised its redemption rights immediately prior to such event. Any adjustment to the Conversion Factor shall become effective

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immediately after the effective date of such event retroactive to the record date, if any, for such event.

      "Current Per Share Market Price" on any date shall mean the average of the Closing Prices for the most recent ten (10) Trading Days ending on such date.

      "Current Yield" shall mean, for the period in question, the Consolidated Distributed Cash for such period multiplied by the Limited Partner Consolidated Percentage as of the close of such period (it being acknowledged that Current Yield shall be zero for periods as to which holders of Common Stock do not receive a distribution with respect to their shares).

      "Depreciation" shall mean, for any fiscal year or portion thereof, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such period for federal income tax purposes, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such period, Depreciation shall be an amount that bears the same relationship to such beginning Gross Asset Value as the depreciation, amortization or cost recovery deduction in such period for federal income tax purposes bears to the beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

      "Entity" shall mean any general partnership, limited partnership, corporation, joint venture, trust, business trust, limited liability company, cooperative or association.

      "Environmental Claim" shall mean any administrative, regulatory or judicial action, suit, demand, demand letter, claim, lien, notice of non-compliance or violation, investigation or proceeding relating in any way to any Environmental Law or any permit issued under any such Environmental Law including, without limitation, (i) by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (ii) by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or any applicable Environmental Law or arising from alleged injury or threat of injury to health, safety or the environment due the existence of Hazardous Materials or under any applicable Environmental Law.

      "Environmental Laws" shall mean all statutes specifically described in the definition of Hazardous Materials below and all federal, state and local environmental health and safety statutes, ordinances, codes, rules, regulations, orders and decrees regulating, relating to or imposing liability or standards concerning or in connection with Hazardous Materials or any applicable common law right of action concerning or in connection with the Hazardous Materials.

      "Financing Corporation" shall mean Bradley Financing Corporation, a Delaware corporation that is a wholly-owned subsidiary of Bradley.

      "Financing Partnership" shall mean Bradley Financing Partnership, a Delaware general partnership, of which the Partnership and the Financing Corporation comprise the sole partners.

      "Fractional Share Cash Amount" shall mean an amount of cash equal to the product of (i) the Current Per Share Market Price of a share of Common Stock on the Valuation Date, (ii) the fractional Unit set forth in the Redeeming Partner's Notice of Redemption, and (iii) the Conversion Factor.

      "General Partner" shall mean Bradley, its duly admitted successors and assigns and any other person who is a general partner at the time referenced.

      "General Partner Units" shall have the meaning set forth in Section 3.1.A.

      "Gross Asset Value" shall mean, with respect to any asset of the Partnership or any other member of the Bradley Group, the asset's adjusted basis for federal income tax purposes, except as follows:

                  (i) The initial Gross Asset Value of any asset contributed to the Partnership or any other member of the Bradley Group shall be the gross fair market value of such asset, as determined by the General Partner;

                  (ii) The Gross Asset Value of all Partnership and other Bradley Group assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partner, as of the following times:
(a) the date of this Agreement; (b) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a DE MINIMIS Capital Contribution; (c) the distribution by the Partnership to a Partner of more than a DE MINIMIS amount of Partnership property as consideration for an interest in the Partnership; (d) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); (e) the acquisition of an additional equity interest in any member of the Bradley Group in exchange for more than a DE MINIMIS contribution to such group member (such as an issuance of additional shares by the General Partner); (f) the distribution by any Bradley Group member to one or more of its members of more than a DE MINIMUS amount of property as consideration for an equity interest in such group member; and (g) the liquidation of any member of the Bradley Group; provided, however, that (x) adjustments pursuant to clauses (b) - (g) above shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to maintain Capital Accounts and provide for allocations of Profits and Losses that reflect the relative economic interests of the Partners in the Partnership and (y) the hypothetical liquidation required under Section 7.1 of this Agreement for purposes of allocating Profits and

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Losses shall not be treated as a liquidation of the Partnership or any other
Bradley Group member for purposes of the foregoing provisions of this clause
(ii).

                  (iii) The Gross Asset Value of (a) any Partnership asset distributed to any Partner or (b) any asset of another member of the Bradley Group distributed to a shareholder, partner or other equity owner of such Bradley Group member shall be adjusted to equal the gross fair market value of such asset, taking Section 7701(g) of the Code into account, on the date of distribution as determined by the General Partner; and

                  (iv) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and paragraph (vi) of the definition of Profits and Losses; provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph (iv) to the extent the General Partner determines that an adjustment pursuant to paragraph (ii) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (iv).

      If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraphs (i), (ii) or (iv) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset. The General Partner may adjust the Capital Accounts to reflect any adjustment to the Gross Asset Value of Partnership property if so required or permitted under Section 1.704-l(b)(2)(iv) of the Regulations.

      "Hazardous Materials" shall mean any substance, material, waste, gas or particulate matter which is regulated by any local governmental authority, the State of Illinois or the United States Government, including, but not limited to, any material or substance which is (i) defined as a "hazardous waste", "hazardous material", "hazardous substance", "extremely hazardous waste", or "restricted hazardous waste" or words of similar import under any provision of any Environmental Law; (ii) petroleum or petroleum products; (iii) asbestos;
(iv) poly chlorinated biphenyl; (v) radioactive material; (vi) radon gas; (vii) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. ss.1251 ET SEQ. (33 U.S.C. ss.1317); (viii) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901 ET SEQ. (42 U.S.C. ss.6903); or (ix) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss.9601 ET SEQ. (42 U.S.C. ss.9601).

      "Immediate Family" shall mean, with respect to any Person, such Person's spouse, parents, parents-in-law, descendants, nephews, nieces, brothers, sisters, brothers-in-law, sisters-in-law and children-in-law.

      "Limited Partner" shall mean any Person (i) whose name is set forth as a Limited Partner on EXHIBIT A or who has become a Limited Partner pursuant to the terms and conditions of this Agreement and (ii) who holds a Partnership Interest. "Limited Partners" means all such Persons. The Limited Partners at the date of this Agreement are the Persons listed on EXHIBIT A.

      "Limited Partner Consolidated Percentage" shall mean the fraction, expressed as a percentage, determined as follows:

                                        X
                                       ---
                                       X+Y

            where X = the number of Units held by the Limited Partners
                      (excluding any Units held by the General Partner and any Preferred Units) multiplied by the Conversion Factor; and

                  Y = the number of shares of Common Stock then outstanding.

      "Limited Partner Units" shall have the meaning set forth in Section 3.1.A.

      "Net Proceeds" shall mean the net proceeds from the issuance by the General Partner of any shares of Common Stock or other class of its capital stock after all underwriting discounts, brokerage commissions or fees and other costs attributable to such issuance.

      "Nonrecourse Deductions" shall have the meaning set forth in Regulations
Section 1.704-2(b) and (c).

      "Notice of Redemption" shall mean the Notice of Redemption substantially in the form of EXHIBIT B.

      "Operating Cash Flow" shall have the meaning set forth in Section 8.1.

      "Original Agreement" shall mean the Agreement of Limited Partnership of Tucker Operating Limited Partnership, dated as of October 4, 1993, as amended.

      "Original Limited Partner" shall mean each Person who executed the Prior Agreement as a Limited Partner on March 15, 1996 and who holds a Partnership Interest and any Transferee of such Original Limited Partner who holds a Partnership Interest. "Original Limited Partners" means all such Persons.

      "Partner Nonrecourse Debt" shall have the meaning set forth in Regulations
Section 1.704-2(b)(4).

      "Partner Nonrecourse Debt Minimum Gain" shall have the meaning set forth in Regulations Section 1.704-2(i)(3).

      "Partner Nonrecourse Deductions" shall have the meaning set forth in Regulations Section 1.704-2(i)(2).

      "Partners" shall mean, collectively, the General Partner and the Limited Partners, or any additional or successor partners of the Partnership. Reference to a Partner shall be to any one of the Partners.

      "Partnership" shall mean the limited partnership governed by this Agreement, as amended and/or restated from time to time.

      "Partnership Interest" shall mean the ownership interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which such Partner may be entitled as provided in this Agreement, and to the extent not inconsistent with this Agreement, under the Act, together with the obligations of such Partner to comply with all of the terms and provisions of this Agreement and of the Act.

      "Partnership Minimum Gain" shall have the meaning set forth in Sections 1.704-2(h)(2) and 1.704-2(d) of the Regulations.

      "Percentage Interest" of a Partner in the Partnership shall be equal to the quotient (expressed as a percentage) arrived at by dividing the number of Units held by such Partner (other than Preferred Units) by the total number of Units then outstanding (other than Preferred Units).

      "Person" shall mean any individual or Entity.

      "Preferred Units" shall mean any Units or other Partnership Interests issued by the Partnership pursuant to Section 3.1.C, in one or more classes, or one or more series of any such class, which have been designated with rights or preferences with respect to Partnership distributions and/or rights upon dissolution or liquidation of the Partnership senior to the rights of other classes or series of Units, except that neither Limited Partner Units nor General Partner Units of the classes outstanding on the date of this Agreement shall be Preferred Units.

      "Prior Agreement" shall mean the Bradley Operating Limited Partnership Amended and Restated Agreement of Limited Partnership, dated March 15, 1996, by and among Tucker and each of the Limited Partners executing the signature page thereto, as amended on January 1, 1997 by the First Amendment to the Bradley Operating Limited Partnership Amended and Restated Agreement of Limited Partnership and on July 31, 1997 by the Second Amendment to the Bradley Operating Limited Partnership Amended and Restated Agreement of Limited Partnership.

      "Profits" and "Losses" shall mean, for each fiscal year or portion thereof, an amount equal to the Partnership's items of taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code with the following adjustments:

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                  (i) any income which is exempt from Federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to taxable income or loss;

                  (ii) any expenditures of the Partnership described in Code
Section 705(a)(2)(B) or treated as Section 705(a)(2)(B) expenditures under Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses will be subtracted from taxable income or loss;

                  (iii) in the event that the Gross Asset Value of any Partnership asset is adjusted pursuant to the definition of Gross Asset Value contained in this Article 1, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits and Losses;

                  (iv) gain or loss resulting from any disposition of Partnership assets with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                  (v) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period,

                  (vi) to the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Partner's Partnership Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

                  (vii) any items specially allocated pursuant to Section 7.2 shall not be considered in determining Profits or Losses.

      "Prospectus" shall mean the final form of prospectus relating to the initial public offering of common stock of Tucker as it was first filed pursuant to Rule 424(b) of the rules and regulations of the SEC, including all amendments and supplements thereto.

      "Redeeming Partner" shall have the meaning set forth in Section 3.2.

      "Redemption Right" shall have the meaning set forth in Section 3.2.

      "Regulations" shall mean the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

      "Registration Statement" shall mean the Registration Statement on Form S-11 (including the prospectus contained therein) relating to the initial public offering of common stock of Tucker, as filed with the SEC, and any amendments made thereto, pursuant to which Tucker offered and sold certain shares of its common stock.

      "REIT" shall mean a real estate investment trust as defined in Section 856 of the Code.

      "REIT Requirements" shall have the meaning set forth in Section 5.2.

      "REIT Shares Amount" shall mean a number of shares of Common Stock equal to the product of (i) the number of Limited Partner Units that are not Preferred Units set forth in a Redeeming Partner's Notice of Redemption pursuant to
Section 3.2 less the amount of any fractional Unit, and (ii) the Conversion Factor.

      "Requesting Party" shall have the meaning set forth in Section 18.2.

      "SEC" shall mean the United States Securities and Exchange Commission.

      "Specified Redemption Date" shall mean the tenth (10th) Trading Day after receipt by the General Partner of a Notice of Redemption from a Limited Partner.

      "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized and obligated by law or executive order to close.

      "Transferee" shall have the meaning set forth in Section 12.2.

      "TTC Guarantors" shall mean Kenneth L. Tucker, Richard H. Tucker and Harold Eisenberg.

      "Tucker" shall mean Tucker Properties Corporation, a Maryland corporation that was the original general partner of the Partnership and that merged into Bradley on March 15, 1996.

      "Tucker Contribution Agreement(s)" shall have the meaning ascribed to the term "Contribution Agreements" in the Original Agreement.

      "Unit Certificate" shall mean any certificate issued by the General Partner on behalf of the Partnership in accordance with Section 3.1.A to evidence the ownership of the number and class or series of Units or other Partnership Interests specified therein.

      "Units" shall have the meaning set forth in Section 3.1.

      "Valuation Date" shall mean the date of receipt by the General Partner of a Notice of Redemption or, if such date is not a Trading Day, the first Trading Day thereafter.

      1.2 EXHIBITS, ETC. References to an "Exhibit" or to a "Schedule" are, unless otherwise specified, to one of the Exhibits or Schedules attached to this Agreement, and references to an "Article" or a "Section" are, unless otherwise specified, to one of the Articles or Sections of this Agreement. Each Exhibit and Schedule attached hereto and referred to herein is hereby incorporated herein by this reference.

      2. ORGANIZATION.

            2.1 FORMATION OF PARTNERSHIP. Upon the initial filing of the Certificate with the Secretary of State of the State of Delaware on September 2. 1993, the Partnership was formed as a limited partnership pursuant to the provisions of the Act, and all other pertinent laws of the State of Delaware. The Partners agree that the rights and liabilities of the Partnership shall be as provided in the Act except as otherwise herein expressly provided.

            2.2 PARTNERSHIP NAME. The business of the Partnership shall be conducted under the name of "Bradley Operating Limited Partnership;" provided, however, that the General Partner may, from time to time, change the name of the Partnership or may adopt such trade or fictitious names as it may determine.

            2.3 LOCATION OF THE PRINCIPAL PLACE OF BUSINESS. The location of the principal place of business of the Partnership shall be at 40 Skokie Boulevard, Suite 600, Northbrook, Illinois 60062-1626, or such other location as shall be selected from time to time by the General Partner in its sole discretion.

            2.4 REGISTERED AGENT AND REGISTERED OFFICE. The Registered Agent of the Partnership shall be The Corporation Trust Company or such other Person as the General Partner may select in its sole discretion. The Registered Office of the Partnership shall be Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 or such other location as the General Partner may select in its sole and absolute discretion.

      3. CAPITAL

            3.1 ISSUANCE OF UNITS.

                  A. The interest of a Partner in the Partnership is sometimes referred to as a Partnership Interest and shall be evidenced by one or more units of Partnership Interest ("Units"). All Units representing Partnership Interests of a Limited Partner shall be designated as "Limited Partner Units." Unless otherwise determined by the General Partner, all Units representing Partnership Interests of the General Partner shall be designated as "General Partner Units," notwithstanding that some of such Units may have been originally issued to one or more Limited Partners and subsequently acquired by the General Partner, whether pursuant to the provisions of Section 3.2.B or otherwise, and upon the acquisition of Limited Partner Units by the General Partner such Limited Partner Units shall automatically be redesignated as General Partner Units. As used in this Agreement, the term "Units" shall refer to General Partner Units and Limited Partner Units, collectively, unless otherwise required by the context in which such term is used.

      The aggregate total of all Units outstanding as of the date of this Agreement, and the names of the Partners holding such Units (including the number of Units owned by each such Partner) are set forth on EXHIBIT A.

      The General Partner, in its sole and absolute discretion, is authorized to issue on behalf of the Partnership Unit Certificates which evidence the ownership of Units or other Partnership Interests by a Limited Partner or the General Partner. Unit Certificates shall be in such form, not inconsistent with the requirements of the Act or any other applicable law and this Agreement, as shall be approved by the General Partner in its sole discretion. Each Unit Certificate shall be signed by the Chief Executive Officer or the President or a Vice President and by the Secretary or Assistant Secretary or the Treasurer or Assistant Treasurer of the General Partner certifying the number of Units or other Partnership Interests (and if there shall be more than one class or series of Units or other Partnership Interests, the class or series thereof) owned by such Partner; provided, however, that any or all of the signatures on the Unit Certificate may be facsimiles. In case any officer of the General Partner who shall have signed or whose facsimile signature or signatures shall have been placed upon any such Unit Certificate or Unit Certificates is no longer an officer of the General Partner at the date of issue, such Unit Certificate may nevertheless be issued by the General Partner with the same effect as if such person were such officer at the date of issue. Unit Certificates shall be consecutively or serially numbered and shall be entered in the books and records of the Partnership as they are issued and shall exhibit the holder's name and the number of Units or other Partnership Interests held (and if there shall be more than one class or series of Units or other Partnership Interests, the class or series thereof). Unit Certificates are transferable only to the extent that the Units or other Partnership Interests underlying such Unit Certificates are transferable in accordance with the provisions of Article 12, and each Unit Certificate shall bear the following legend to such effect:

            THE UNITS OR OTHER PARTNERSHIP INTERESTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS CONTAINED IN ARTICLE 12 OF THE BRADLEY OPERATING LIMITED PARTNERSHIP SECOND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, DATED AS OF SEPTEMBER 2, 1997, AS AMENDED, AND/OR AMENDED AND RESTATED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED FROM BRADLEY OPERATING LIMITED PARTNERSHIP WITHOUT CHARGE UPON REQUEST). THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, SHALL BE DEEMED TO HAVE AGREED TO AND SHALL BE BOUND BY SUCH AGREEMENT.

                  B. From time to time, the General Partner, subject to the provisions of this Section 3.1.B and Section 3.1.E, may cause the Partnership to issue additional Units to existing or newly-admitted Partners (including itself) to reflect the contribution by a Partner (the "Contributing Partner") of additional Capital Contributions to the Partnership. The number of Units issued to a Contributing Partner that is a member of the Bradley Group under this
Section 3.1.B shall, in the case of Capital Contributions equal to the Net Proceeds from the sale of additional shares of Common Stock or other capital stock of the General Partner, be the same number as the number of shares sold, and in the case of Capital Contributions from other than the sale of additional shares of the General Partner, be equal to the quotient (rounded to the nearest whole number) arrived at by dividing (i) the amount of money or the initial Gross Asset Value of the property contributed as additional Capital Contributions (net of other liabilities to which such property is subject or assumed by the Partnership in connection with such contribution but increased to reflect any expenses attributable to such contribution) by (ii) the product of
(a) the Current Per Share Market Price of the Common Stock and (b) the Conversion Factor. The number of Units issued to a Contributing Partner that is not a member of the Bradley Group under this Section 3.1.B shall be determined by the General Partner, in its sole discretion. The agreement or agreements and other documents (collectively, the "Contribution Agreements") providing for Capital Contributions after March 15, 1996 by any Contributing Partner that is not a member of the Bradley Group may include specially negotiated terms ("Special Terms") relating to the rights or obligations of such Contributing Partner as a Partner in the Partnership that differ in various respects from the rights or obligations of other Partners in the Partnership, provided that the application of such Special Terms does not adversely affect the rights or obligations of any other Limited Partner; and, as between the Contributing Partner on the one hand and the Partnership and the other Partners on the other hand, such Special Terms of the Contribution Agreement shall be deemed to be a part of, and shall supersede any conflicting terms of, this Agreement.

                  C. Subject to the provisions of Section 3.1.B and Section 3.1.E, the General Partner is hereby authorized to cause the Partnership from time to time to issue to the

Partners (including the General Partner) or other Persons additional Units in one or more classes, or one or more series of any such class with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to those of Units held by the Limited Partners, all as shall be determined by the General Partner in its sole and absolute discretion, including, without limitation (i) the right of such class or series of Units to share in Partnership distributions and (ii) the rights which each such class or series of Units shall have upon dissolution or liquidation of the Partnership; PROVIDED THAT no Preferred Units that have distribution or liquidation rights that are senior to the distribution or liquidation rights of the Units held by the Limited Partners shall be issued to the General Partner unless either (a)(1) the Preferred Units are issued in connection with an issuance of shares of capital stock of the General Partner, which shares have designations, preferences and other rights such that the economic interests attributable to such shares are substantially similar to the designations, preferences and other rights of the Preferred Units issued to the General Partner in accordance with this Section 3.2.C, and (2) the General Partner shall make a Capital Contribution to the Partnership in an amount equal to the Net Proceeds raised in connection with such issuance, or (b) the additional Units are issued to all Partners in proportion to their respective Percentage Interests. Notwithstanding the foregoing, without the prior written consent of the Original Limited Partners holding more than 50% of the Partnership Interests held by the Original Limited Partners, no additional Units may have rights, powers or duties that, prior to March 16, 1998, are senior to the rights, powers or duties of the Units held by the Original Limited Partners.

                  D. No Limited Partner shall, by virtue of being the holder of one or more Units, be deemed to be a shareholder of, or have any other interest in, the General Partner.

                  E. Prior to March 16, 1998, the General Partner shall not permit the Partnership to issue additional Units to existing or newly admitted Partners if the issuance of such Units would cause a material adverse tax consequence to the Original Limited Partners (determined in the manner described below); provided, however, that notwithstanding the foregoing or anything in this Agreement to the contrary, the General Partner shall have the right to require the Partnership to issue additional new Units to existing or newly-admitted Partners in connection with (i) the merger, consolidation or combination of the General Partner or one of its corporate subsidiaries with or into another Person in which securities of the General Partner are being issued, acquired, converted or exchanged or (ii) the merger, consolidation or combination of the Partnership with or into another Person in connection with such merger, consolidation or combination of the General Partner or one of its corporate subsidiaries with or into another Person in which securities of the General Partner are being issued, acquired, converted or exchanged. For purposes of this Section 3.1.E, an issuance of Units will be treated as having material adverse tax consequences to the Original Limited Partners only if the Original Limited Partners submit to the Partnership within twenty-one (21) days of receipt of notice from the General Partner of such proposed issuance of Units an opinion of Klayman and Korman, L.L.C. or such other certified public accounting firm reasonably satisfactory to the General Partner, which opinion is in form and substance reasonably satisfactory to the Accountants, to the effect that such issuance (x) will result in a decrease in the Original Limited Partners' share of Partnership liabilities under Code Section 752 and the Regulations thereunder and (y) such decrease in the Original Limited Partners' share of liabilities will cause the Original Limited Partners to recognize taxable income under Section 731 of the Code of $50,000 in the aggregate or greater. Nothing in this Section 3.1.E shall preclude the issuance of Units to the extent necessary to provide that the Limited Partners as a class are entitled to at least 1% of the distributions to the Partners pursuant to Section 8.4 for the taxable year and subsequent taxable years.

                  F. The General Partner shall not issue any additional shares of Common Stock or any shares of any other class of capital stock of the General Partner (other than shares of Common Stock issued pursuant to Section 3.2) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock or any shares of any other class of capital stock of the General Partner (collectively, "New Securities") other than to all holders of Common Stock unless (i) the General Partner shall cause the Partnership to issue to the General Partner Units or other Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights (collectively, "New Units") such that the economic interests of such New Units are substantially similar to those of the New Securities, and the General Partner contributes to the Partnership the Net Proceeds from the issuance of such New Securities and from the exercise of rights contained in such New Securities. Without limiting the foregoing, the General Partner is expressly authorized to issue New Securities for less than fair market value, and the General Partner is expressly authorized to cause the Partnership to issue to the General Partner corresponding Units or Partnership Interests, so long as (x) the General Partner concludes in good faith that such issuance is in the interests of the General Partner and the Partnership (for example, and not by way of limitation, the issuance of shares of Common Stock and corresponding Units pursuant to an employee stock purchase plan providing for employee purchases of shares of Common Stock at a discount from fair market value or employee stock options that have an exercise price that is less than the fair market value of the Common Stock, either at the time of issuance or at the time of exercise), and (y) the General Partner contributes the Net Proceeds from such issuance and exercise to the Partnership.

      Notwithstanding the provisions of the preceding paragraph, the General Partner may issue New Securities whose Net Proceeds need not be contributed to the Partnership and without the issuance by the Partnership of New Units if, when and to the extent that the General Partner determines that the Net Proceeds from such issuance will be used for assets of the General Partner that are separate from assets of the Partnership and in which the Partnership has no interest.

            3.2 REDEMPTION RIGHT.

                  A. Subject to Sections 3.2.B and 3.2.C, on or after the date of this Agreement, each Limited Partner, other than the General Partner, shall have the right (the

"Redemption Right") to require the Partnership to redeem on a Specified Redemption Date all or a portion of the Units (other than Preferred Units) held by such Limited Partner for an aggregate amount equal to the Cash Amount, which shall be paid by the Partnership. The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the redemption right (the "Redeeming Partner"); provided, however, that the Partnership shall not be obligated to satisfy such Redemption Right if the General Partner elects to purchase the Units subject to the Notice of Redemption pursuant to Section 3.2.B. Effective as of the Specified Redemption Date, the Redeeming Partner shall not receive any dividends or distributions with respect to any Units so redeemed. The Transferee of any Limited Partner may exercise the rights of such Limited Partner pursuant to this Section 3.2, and such Limited Partner shall be deemed to have assigned such rights to such Transferee and shall be bound by the exercise of such rights by such Transferee. In connection with any exercise of such rights by such Transferee on behalf of such Limited Partner, the Cash. Amount shall be paid by the Partnership directly to such Transferee and not to such Limited Partner.

                  B. Notwithstanding the provisions of Section 3.2.A, a Limited Partner that exercises the Redemption Right shall be deemed to have offered to sell the number of Units set forth in the Notice of Redemption to the General Partner, and the General Partner may, in its sole and absolute discretion, elect to purchase directly and acquire such Units by paying to the Redeeming Partner either (i) the Cash Amount or (ii) the REIT Shares Amount and the Fractional Share Cash Amount, as elected by the General Partner (in its sole and absolute discretion), on the Specified Redemption Date, whereupon on such date the General Partner shall acquire the Units offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such Units. If the General Partner shall elect to exercise its right to purchase Units under this Section 3.2.B with respect to a Notice of Redemption, it shall so notify the Redeeming Partner within five Trading Days after the receipt by the General Partner of such Notice of Redemption. If the General Partner (in its sole and absolute discretion) elects not to exercise its right to purchase Units from the Redeeming Partner pursuant to this Section 3.2.B, the General Partner shall not have any obligation to the Redeeming Partner or the Partnership with respect to the Redeeming Partner's exercise of the Redemption Right, and the Partnership shall be required to pay the Redeeming Partner the Cash Amount in accordance with the provisions of Section 3.2.A. In the event the General Partner shall exercise its right to purchase Units with respect to the exercise of a Redemption Right as described in the first sentence of this Section 3.2.B, the Partnership shall have no obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner's exercise of such Redemption Right, and each of the Redeeming Partner, the Partnership and the General Partner, as the case may be, shall treat the transaction between the General Partner and the Redeeming Partner for federal income tax purposes as a sale of the Redeeming Partner's Units to the General Partner. Each Redeeming Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of shares of Common Stock upon exercise of the Redemption Right.

                  C. Notwithstanding the provisions of Section 3.2.A and Section 3.2.B, (i) a Limited Partner shall not be entitled to exercise the Redemption Right pursuant to Section 3.2.A if the delivery of shares of Common Stock to such Partner on the Specified Redemption Date pursuant to Section 3.2.B would be prohibited under or violate any provision of the Charter of the General Partner or would violate any federal or state securities laws and (ii) a Limited Partner shall not have the right to exercise the Redemption Right pursuant to Section 3.2.A if in the opinion of counsel for the General Partner the General Partner would, as a result thereof, no longer qualify (or if there is a material risk that the General Partner no longer would qualify) as a REIT.

                  D. A Limited Partner shall not be entitled to exercise the Redemption Right with respect to any Preferred Unit; but this Section 3.2.D shall not preclude the General Partner from amending this Agreement in connection with the issuance or proposed issuance of Preferred Units pursuant to
Section 3.1.C so as to provide a right of holders hereof to have such Preferred Units redeemed by the Partnership on terms set forth in such amendment.

            3.3 ADDITIONAL CAPITAL. Except as otherwise provided in Section 3.1 with respect to the General Partner, no Partner shall be assessed or required to contribute additional funds or other property to the Partnership. If and as the General Partner or any other Partner makes additional Capital Contributions to the Partnership, each such Contributing Partner shall receive additional Units or other Partnership Interests as provided for in Section 3.1. The General Partner shall also have the right (but not the obligation) to raise any additional funds required for the Partnership by lending funds to the Partnership, or by causing the Partnership to borrow funds from third parties or other members of the Bradley Group, on such terms and conditions as the General Partner shall deem appropriate in its sole discretion. If the General Partner elects to cause the Partnership to borrow funds, it may cause one or more of the Partnership's assets to be encumbered to secure the loan. No Limited Partner shall have the right to contribute additional Capital Contributions to the Partnership without the prior written consent of the General Partner.

            3.4 NO THIRD PARTY BENEFICIARY. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners.

            3.5 CAPITAL ACCOUNTS. A separate Capital Account shall be maintained for each Partner. Each Partner's Capital Account shall be adjusted as set forth below in this Section 3.5.

                  A. To each Partner's Capital Account there shall be credited such Partner's Capital Contributions, such Partner's distributive share of Profits and any items in the nature of income or gain which are specifically allocated pursuant to Section 7.2, and the amount of any Partnership liabilities assumed by such Partner or which are secured by any Partnership property distributed to such Partner.

                  B. To each Partner's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Partnership property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Losses and any items in the nature of expenses or losses which are specifically allocated pursuant to Section 7.2, and the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership.

                  C. In the event all or a portion of a Partnership Interest is transferred in accordance with the terms of this Agreement (including a transfer of Units pursuant to Section 3.2), the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Partnership Interest.

                  D. In determining the amount of any liability for purposes of Sections 3.5.A and 3.5.B, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

                  E. This Section 3.5 and the other provisions of this Agreement relating to the maintenance of Capital Accounts (and the determination of credits and debits thereto) are intended to comply with Section 704(b) of the Code and Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, (i) allocations pursuant to Article 7 or (ii) debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership or the Partners) are computed in order to comply with such Regulations or more accurately reflect the Partners' interests in the Partnership, the General Partner may make such modification. The General Partner also may (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(g),
(ii) make any appropriate modifications in the event unanticipated events (for example, the acquisition by the Partnership of oil or gas properties) might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b), and (iii) adopt such conventions and make such elections for purposes of maintaining Capital Accounts and the allocation of items for tax purposes as it determines are necessary or appropriate.

            3.6 NO INTEREST ON OR RETURN OF CAPITAL.

                  A. Except to the extent authorized by Partnership Interests issued pursuant to Section 3.1.C, no Partner shall be entitled to any interest on its Capital Account or on its contributions to the capital of the Partnership.

                  B. Except as provided by law, or to the extent otherwise provided by this Agreement or authorized by Units or other Partnership Interests issued pursuant to Section 3.1.C, no Partner shall have the right to demand or to receive the return of all or any part of his capital contributions to the Partnership and there shall be no priority of one Partner over another as to the return of capital contributions or withdrawals or distributions of profits and losses. Except to the extent authorized by Partnership Interests issued pursuant to Section 3.1.C, no Partner shall have the right to demand or receive property other than cash in return for the contributions of such Partner to the Partnership.

            3.7 NEGATIVE CAPITAL ACCOUNTS. Except as otherwise provided by law or as specifically agreed in writing by a Partner, no Partner shall be required to pay to the Partnership any deficit or negative balance which may exist in its Capital Account.

            3.8 LIMIT ON CONTRIBUTIONS AND OBLIGATIONS OF PARTNER. Neither the Limited Partners nor the General Partner shall be required to make any additional advances or contributions to or on behalf of the Partnership or to endorse any obligations of the Partnership.

      4. [Intentionally Omitted].

      5. PURPOSE AND POWERS OF PARTNERSHIP.

            5.1 The purposes of the Partnership shall be to acquire, hold, purchase, own, operate, manage, develop, redevelop, construct, improve, maintain, invest in, finance, refinance, sell, convey, exchange, transfer, encumber, lease and otherwise deal with the properties of the Partnership and other real and personal property; to exercise all of the powers of a general partner in the Financing Partnership and to acquire, own, sell, convey, exchange, dispose of and otherwise deal with partnership interests in the Financing Partnership; to undertake such other activities as may be necessary, advisable, desirable or convenient to the business of the Partnership, and to engage in such other ancillary activities as shall be necessary or desirable to effectuate the foregoing purposes. The Partnership shall have all powers necessary or desirable to accomplish the purposes enumerated. In connection with the foregoing, but subject to all of the terms, covenants, conditions and limitations contained in this Agreement and any other agreement entered into by the Partnership, the Partnership shall have full power and authority, directly or through its interests in the Financing Partnership, the

Financing Corporation or any other partnership, subsidiary, limited liability company, other entity or joint venture, to enter into, perform and carry out contracts of any kind, to borrow money and to issue evidences of indebtedness, whether or not secured by mortgage, trust deed, pledge or other lien, and directly or indirectly to acquire and construct additional properties as necessary or useful in connection with its business.

            5.2 The Partners acknowledge and agree that the Partnership shall be operated in a manner that will enable the General Partner to (i) satisfy the requirements for qualifying and taxation as a REIT under the Code and the Regulations (the "REIT Requirements") and (ii) avoid the imposition of any federal income or excise tax liability. The Partnership shall avoid taking any action, or permitting any Affiliate to take any action, which would result in the General Partner ceasing to satisfy the REIT Requirements or would result in the imposition of any federal income or excise tax liability on the General Partner.

      6. TERM.

            6.1 The Partnership shall continue until the Partnership is terminated upon the earliest to occur of the following events:

                  A. December 31, 2050;

                  B. The election to dissolve the Partnership made in writing by the General Partner;

                  C. The Bankruptcy of the General Partner;

                  D. Dissolution required by operation of law; or

                  E. The sale or other disposition of all or substantially all the assets of the Partnership unless the General Partner elects to continue the Partnership business for the purpose of the receipt and the collection of indebtedness or the collection of any other consideration to be received in exchange for the assets of the Partnership (which activities shall be deemed to be part of the winding up of the affairs of the Partnership).

            6.2 Notwithstanding any other provision in this Agreement, the General Partner hereby covenants and agrees that it will not prior to March 16, 1998 (i) elect to dissolve the Partnership pursuant to Section 6.1.B or (ii) sell or otherwise dispose of all or substantially all of the assets of the Partnership.

      7. ALLOCATIONS.

            7.1 Profits or Losses. Profits and Losses for each taxable year shall be allocated among the Partners and shall be credited or debited to the respective Capital Accounts so that, to the maximum extent possible, the balance of each Partner's Capital

Account at the end of any taxable year (increased by the sum of such Partner's share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, as determined in accordance with Regulations Section 1.704-2) would be positive in the amount of cash that such Partner would receive (or negative in the amount of cash that such Partner would be required to contribute to the Partnership) if each member of the Bradley Group sold all of its property for an amount of cash equal to the Gross Asset Value of such property (reduced, but not below zero, by the amount of Nonrecourse Liabilities to which such property is subject) and all of the cash of the Partnership and each member of the Bradley Group remaining after payment of all liabilities (other than Nonrecourse Liabilities) of the Partnership and each member of the Bradley Group were distributed in liquidation of each such entity immediately following the end of such taxable year. For purposes of calculating the distribution that would be made to the Partners pursuant to the hypothetical liquidation described in the preceding sentence,
(i) Section 15.2.C shall be applied as if such hypothetical liquidation occurred in connection with the liquidation of the Bradley Group (so that the hypothetical liquidating distribution to the Partners shall be calculated under Sections 8.4 and 8.5) and (ii) Section 8.4 shall be applied as if the Consolidated Distributed Cash for the taxable year ending with such hypothetical liquidation equaled the amount of cash that would be distributed to the holders of Common Stock and Units (other than Units held by the General Partner) in such hypothetical liquidation (without regard to the actual market price or fair market value of the Common Stock).

            7.2 SPECIAL ALLOCATIONS. The following special allocations shall be made in the following order:

                  A. MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding any other provision of this
Article 7, if there is a net decrease in Partnership Minimum Gain during any fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2) (assuming for this purpose that this Agreement complies with the requirements of Regulations Section 1.704-1(e)). This Section 7.2.A is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

                  B. PARTNER MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Article 7, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership fiscal year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Partner's share of the net decrease in

Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(I)(4) (assuming for this purpose that this Agreement complies with the requirements of Regulations Section 1.704-1(e)). The items to be so allocated shall be determined in accordance with Regulations Sections 1.7042(i)(4) and 1.704-2(j)(2). This Section 7.2.B is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

                  C. NONRECOURSE DEDUCTIONS. Nonrecourse Deductions for any fiscal year shall be allocated among the Partners in accordance with their respective Percentage Interests.

                  D. PARTNER NONRECOURSE DEDUCTIONS. Any Partner Nonrecourse Deductions for any fiscal year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i)(1).

            7.3 OTHER ALLOCATION RULES.

                  A. For purposes of determining the Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined in a daily, monthly or other basis, as determined by the General Partner using any permissible method under Code Section 706 and the Regulations thereunder (including proration or a closing of the books).

                  B. The Partners are aware of the income tax consequences of the allocations made by this Article 7 and hereby agree to be bound by the provisions of this Article 7 in reporting their shares of Partnership income and loss for income tax purposes.

            7.4 TAX ALLOCATIONS: CODE SECTION 704(c)/SECTION 1245 AND 1250 RECAPTURE.

                  A. Except as otherwise provided in this Agreement, for federal, state and local income tax purposes, all items of Partnership income, gain, loss, deduction, credit and any other allocations not otherwise provided for shall be allocated among Partners in the same manner as the corresponding item of income, gain, loss or deduction was allocated pursuant to the preceding sections.

                  B. Income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value in accordance with any permissible manner under Code Section 704(c) and the Regulations thereunder.

                  C. In the event the Gross Asset Value of any asset is adjusted pursuant to the definition of "Gross Asset Value" contained in Article 1, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner or manners permitted under Code Section 704(c) and the Regulations thereunder.

                  D. Any elections or other decisions relating to tax allocations pursuant to this Section 7.4 shall be made by the General Partner in any permissible manner under the Code or the Regulations that the General Partner may elect in its sole discretion, and the General Partner may adopt such conventions and methods for complying with the requirements of Code Section 704(c) and the Regulations thereunder as the General Partner deems appropriate. Allocations pursuant to this Section 7.4 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits or Losses.

                  E. Except as otherwise required under Section 7.1, 7.2 or 7.4.C, if any portion of gain from the sale of property is treated as gain which is ordinary income by virtue of the application of Code Section 1245 or 1250 ("Affected Gain"), then, to the extent possible, (i) such Affected Gain shall be allocated among the Partners in the same proportion that the depreciation and amortization deductions giving rise to the Affected Gain were allocated and (ii) other Tax Items of gain of the same character that would have been recognized, but for the application of Code Section 1245 and/or 1250, shall be allocated away from those Partners who are allocated Affected Gain pursuant to clause (i) so that, to the extent possible, the other Partners are allocated the same amount, and type, of capital gain that would have been allocated to them had Code Section 1245 and/or 1250 not applied.

            7.5 NONRECOURSE LIABILITIES. The Partners agree that the Partnership's "excess nonrecourse liabilities" within the meaning of Regulations
Section 1.752-3(a)(3) shall be allocated among the Partners in accordance with their respective interests in Partnership profits which, solely for purposes of Regulations Section 1.752-3(a)(3), shall be deemed to be their Percentage Interests.

      8. CASH AVAILABLE FOR DISTRIBUTION.

            8.1 OPERATING CASH FLOW. As used in this Agreement, "Operating Cash Flow" shall mean and be defined as all cash receipts of the Partnership from whatever source (but excluding Capital Cash Flow and excluding the proceeds of any additional Capital Contributions to the Partnership pursuant to Section 3.1 or 3.3) during the period in question in excess of all items of Partnership expense (other than non-cash expenses such as depreciation) and other cash needs of the Partnership, including, without limitation, Administrative Expenses, amounts paid by the Partnership as principal or interest on debts and advances, during such period, capital expenditures and any reserves (as determined by the

General Partner) established or increased during such period. In the discretion of the General Partner, reserves may include cash held for future acquisitions or any other purpose.

            8.2 CAPITAL CASH FLOW. As used in this Agreement, "Capital Cash Flow" shall mean and be defined as collectively (i) gross proceeds realized in connection with the sale of any assets of the Partnership, (ii) gross financing or refinancing proceeds, (iii) gross condemnation proceeds (excluding condemnation proceeds applied to restoration of remaining property), (iv) gross proceeds from the issuance and sale of capital stock (whether common or preferred) or debt securities of the General Partner and contributed to the Partnership, and (v) gross insurance proceeds (excluding rental insurance proceeds or insurance proceeds applied to restoration of property) less (a) closing costs, (b) the cost to discharge any Partnership financing encumbering or otherwise associated with the asset(s) in question, (c) the establishment of reserves (as determined by the General Partner, and which may include, but is not limited to, cash held for future acquisitions), and (d) other expenses of the Partnership (including Administrative Expenses) to the extent not deducted in calculating Operating Cash Flow and then due and owing.

            8.3 CONSOLIDATED DISTRIBUTED CASH. As used in this Agreement, "Consolidated Distributed Cash" with respect to any period shall mean the total amount of cash that will be distributed with respect to shares of Common Stock and Units (other than Units held by the General Partner and Preferred Units) by members of the Bradley Group with respect to such period. The amount of Consolidated Distributed Cash with respect to any period shall be determined by the General Partner in its sole discretion, and such determination shall be conclusive and binding as to all Partners.

            8.4 DISTRIBUTIONS TO PARTNERS. Except as provided in Section 15.2, Operating Cash Flow and Capital Cash Flow with respect to any period shall be distributed to the Partners at such time or times as the General Partner shall determine consistent with the following order of priority:

                  A. First, to those Partners (whether Limited or General) as a class holding Preferred Units, if any, issued by the Partnership pursuant to
Section 3.1.C, an amount sufficient to satisfy the distribution rights of such Preferred Units (to the extent such distribution rights have been designated as senior to the distribution rights of other Units or Partnership Interests);

                  B. Second, at such times as holders of Common Stock receive a distribution with regard to their shares, to the Limited Partners as a class (excluding for such purposes Limited Partners who hold only Preferred Units with distribution rights designated as senior to the distribution rights of other Units or Partnership Interests), an amount equal to the lesser of (i) (A) the Current Yield for such period plus (B) the excess, if any, of the aggregate of the Current Yield for all prior periods over the aggregate amount distributed pursuant to this Section 8.4.B for all prior periods, and (ii) 99% of the excess for such period of the Operating

Cash Flow and Capital Cash Flow over distributions pursuant to the preceding
Section 8.4.A. for such period; and

              C. Third, any remaining Operating Cash Flow and Capital Cash Flow for such period shall be distributed to the General Partner.

          8.5 DISTRIBUTIONS AMONG PARTNERS OF THE SAME SERIES OR CLASS.

              A. The amount distributed as a class or series to the Partners holding Preferred Units pursuant to Section 8.4.A or Section 15.2.C.1 shall be distributed among such Partners (i) first, if more than one class or series of Preferred Units have been issued, in accordance with the relative seniority and preference rights of such classes or series of Preferred Units designated by the General Partner pursuant to Section 3.1.C, and (ii) second, among the holders of each class or series of Preferred Units in accordance with the respective number of such Preferred Units held by them as of a record date established by the General Partner.

              B. The amount distributed as a class to Limited Partners holding Units that are not Preferred Units pursuant to Section 8.4.B or Section
15.1.C.2 shall be distributed among such Limited Partners in accordance with the respective number of Units (other than Preferred Units) held by them as of a record date established by the General Partner, which record date shall be the same as the record date for determination of stockholders of the General Partner who are entitled to receive payment of dividends on their shares of Common Stock.

          8.6 REIT DISTRIBUTIONS. The General Partner shall use its best efforts to cause Operating Cash Flow and Capital Cash Flow to be distributed so as to allow the General Partner to satisfy the REIT Requirements and avoid imposition of any federal income or excise tax.

          8.7 CONSENT TO DISTRIBUTIONS. Each of the Partners hereby consents to the distributions provided for in this Agreement.

          8.8 LIQUIDATING DISTRIBUTIONS. Distributions upon liquidation of the Partnership shall be made in accordance with Section 15.2.

          8.9 SPECIAL DISTRIBUTION AND ALLOCATIONS FOR CERTAIN PROPERTIES.

              A. Notwithstanding anything to the contrary in this Agreement, for the Partnership's 1995 fiscal year and all subsequent fiscal years, (a) 100% of the Operating Cash Flow, Capital Cash Flow and proceeds of liquidation of the Partnership with respect to the property contributed to the Partnership by the Village of Chicago Ridge (the "Village Property") shall be distributed to the General Partner as determined by the General Partner pursuant to Sections 8.1,
8.2 and 15.2, (b) 100% of all items of Partnership income, gain, loss, deduction and credit with respect to the Village Property shall be allocated to the General Partner, (c) 100% of the liabilities and expenditures attributable to the Village Property shall be charged to the General Partner, and (d) the General Partner shall indemnify and hold harmless the share of the Limited Partners' Operating Cash Flow, Capital Cash Flow and proceeds of liquidation from and against any liabilities or expenditures attributable to the Village Property.

              B. Notwithstanding anything to the contrary in this Agreement, for the Partnership's 1995 fiscal year and all subsequent fiscal years, (a) 100% of the Operating Cash Flow, Capital Cash Flow and proceeds of liquidation of the Partnership with respect to the note issued to the Partnership by the Village of Round Lake Beach (the "Village Note") shall be distributed to the General Partner as determined by the General Partner pursuant to Sections 8.1, 8.2 and 15.2, (b) 100% of all items of Partnership income, gain, loss, deduction and credit with respect to the Village Note shall be allocated to the General Partner, (c) 100% of the liabilities and expenditures attributable to the Village Note shall be charged to the General Partner, and (d) the General Partner shall indemnify and hold harmless the share of the Limited Partners' Operating Cash Flow, Capital Cash Flow and proceeds of liquidation from and against any liabilities or expenditures attributable to the Village Note.

      9. MANAGEMENT AND PROPERTY OF THE PARTNERSHIP.

         9.1 GENERAL PARTNER. The General Partner shall be the sole manager of the Partnership business, and shall have the right and power to make all decisions and take any and every action with respect to the property, business and affairs of the Partnership and shall have all the rights, power and authority generally conferred by law, or necessary, advisable or consistent with accomplishing the purposes of the Partnership. All such decisions or actions made or taken by the General Partner hereunder shall be binding upon all of the Partners and the Partnership. Except as otherwise expressly provided herein, the powers of the General Partner to manage the Partnership business shall include, without limitation, the power and authority to:

              A. Manage, control, invest, reinvest, acquire by purchase, lease or otherwise sell, contract to purchase or sell, grant, obtain, or exercise options to purchase, options to sell or conversion rights, assign, transfer, convey, deliver, endorse, exchange, pledge, mortgage, abandon, improve, repair, maintain, insure, lease for any term and otherwise deal with any and all property of whatsoever kind and nature, and wheresoever situated, in furtherance of the purposes of the Partnership;

              B. Acquire, directly or indirectly, interests in real estate of any kind and of any type, and any and all kinds of interests therein, and to determine the manner in which title thereto is to be held; to manage, insure against loss, protect and subdivide any of the real estate, interests therein or parts thereof; to improve, develop or redevelop any such real estate; to participate in the ownership and development of any property; to dedicate for public use, to vacate any subdivisions or parts thereof, to resubdivide, to contract to sell, to grant options to purchase or lease, to sell on any terms; to convey, to mortgage, pledge or otherwise encumber said property, or any part thereof; to lease said property or any part thereof from time to time, upon any terms and for any period of time, and to renew or extend leases to amend, change or modify the terms and provisions of any leases and to grant options to lease and options to renew leases and options to purchase; to partition or to exchange said real property, or any part thereof, for other real or personal property; to grant easements or charges of any kind; to release, convey or assign any right, title or interest in or about or easement appurtenant to said property or any part thereof; to construct and reconstruct, remodel, alter, repair add to or take from buildings on said premises; to insure any Person having an interest in or responsibility for the care, management or repair of such property; to direct the trustee of any land trust to mortgage, lease, convey or contract to convey the real estate held in such land trust or to execute and deliver deeds, mortgages, notes, and any and all documents pertaining to the property subject to such land trust or in any matter regarding such trust; to execute assignments of all or any part of the beneficial interest in such land trust;

              C. Employ, engage or contract with or dismiss from employment or engagement Persons to the extent deemed necessary by the General Partner for the operation and management of the Partnership business, including but not limited to, contractors, subcontractors, engineers, architects, surveyors, mechanics, consultants, accountants, attorneys, insurance brokers, real estate brokers and others;

              D. Enter into contracts on behalf of the Partnership;

              E. Borrow money, procure loans and advances from any Person for Partnership purposes, and to apply for and secure from any Person, credit or accommodations; to contract liabilities and obligations, direct or contingent and of every kind and nature with or without security; and to repay, discharge, settle, adjust, compromise, or liquidate any such loan, advance, credit, obligation or liability;

              F. Pledge, hypothecate, mortgage, assign, deposit, deliver, enter into sale and leaseback arrangements or otherwise give as security or as additional or substitute security, or for sale or other disposition any and all Partnership property, tangible or intangible, including, but not limited to, real estate and beneficial interests in land trusts, and to make substitutions thereof, and to receive any proceeds thereof upon the release or surrender thereof; to sign, execute and deliver any and all assignments, deeds and other contracts and instruments in writing; to authorize, give, make, procure, accept and receive moneys, payments, property, notices, demands, vouchers, receipts, releases, compromises and adjustments; to waive notices, demands, protests and authorize and execute waivers of every kind and nature; to enter into, make, execute, deliver and receive written agreements, undertakings and instruments of every kind and nature; to give oral instructions and make oral agreements; and generally to do any and all other acts and things incidental to any of the foregoing or with reference to any dealings or transactions which any attorney may deem necessary, proper or advisable;

              G. Acquire and enter into any contract of insurance which the General Partner deems necessary or appropriate for the protection of the Partnership, for the conservation of the Partnership's assets or for any purpose convenient or beneficial to the Partnership;

              H. Conduct any and all banking transactions on behalf of the Partnership; to adjust and settle checking, savings, and other accounts with such institutions as the General Partner shall deem appropriate; to draw, sign, execute, accept, endorse, guarantee, deliver, receive and pay any checks, drafts, bills of exchange, acceptances, notes, obligations, undertakings and other instruments for or relating to the payment of money in, into, or from any account in the Partnership's name; to execute, procure, consent to and authorize extensions and renewals of the same; to make deposits and withdraw the same and to negotiate or discount commercial paper, acceptances, negotiable instruments, bi1ls of exchange and dollar drafts; and to approve and adopt the form of any banking resolutions of any financial institution as though set forth in full herein;

              I. Demand, sue for, receive, and otherwise take steps to collect or recover all debts, rents, proceeds, interests, dividends, goods, chattels, income from property, damages and all other property, to which the Partnership may be entitled or which are or may become due the Partnership from any Person; to commence, prosecute or enforce, or to defend, answer or oppose, contest and abandon all legal proceedings in which the Partnership is or may hereafter be interested; and to settle, compromise or submit to arbitration any accounts, debts, claims, dispute and matters which may arise between the Partnership and any other Person and to grant an extension of time for the payment or satisfaction thereof on any terms, with or without security;

              J. Make arrangements for financing, including the taking of all action deemed necessary or appropriate by the General Partner to cause any approved loans to be closed;

              K. Take all reasonable measures necessary to insure compliance by the Partnership with applicable arrangements, and other contractual obligations and arrangements entered into by the Partnership from time to time in accordance with the provisions of this Agreement, including periodic reports as required to lenders and using all due diligence to insure that the Partnership is in compliance with its contractual obligations;

              L. Maintain the Partnership's books and records;

              M. Prepare and deliver, or cause to be prepared and delivered by the Partnership's Accountants, all financial and other reports with respect to the operations of the Partnership, and preparation and filing of all Federal and state tax returns and reports; and

              N. Organize one or more partnerships or corporations which are controlled, directly or indirectly, by the Partnership and make any capital contributions required pursuant to the partnership agreements of any such partnerships.

          9.2 [Intentionally Omitted].

          9.3 LIMITATIONS ON POWERS AND AUTHORITIES OF PARTNERS. Notwithstanding the powers of the General Partner set forth in Section 9.1, the General Partner shall have no right or power to do any of the following:

              A. Do any act in contravention of this Agreement, or any amendment hereto;

              B. Do any act which would make it impossible to carry on the ordinary business of the Partnership, except to the extent that such act is specifically permitted by the terms hereof;

              C. Possess Partnership property or assign rights in specific Partnership property for other than Partnership purposes; or

              D. Do any act in contravention of applicable law.

          9.4 TITLE HOLDER.

              A. To the extent allowable under applicable law, title to all or any part of the properties of the Partnership may be held in the name of the Partnership, the General Partner or any other individual, corporation, partnership, trust or otherwise, 100% of the beneficial interest in which shall at all times be vested in the Partnership. Any such title holder shall perform any and all of its respective functions to the extent and upon such terms and conditions as may be determined from time to time by the General Partner.

              B. Except as the General Partner may otherwise specify from time to time, all property held by the General Partner or any wholly-owned subsidiary of the General Partner (except the General Partner Units and other Partnership Interests in the Partnership held by the General Partner and except for the capital stock of any such wholly-owned subsidiary of the General Partner) shall be deemed to be held for the benefit of the Partnership under Section 9.4.A. The provisions of this Section 9.4.B shall not affect the provisions of Section 8.9.

         9.5 COMPENSATION OF THE GENERAL PARTNER. The General Partner shall not be entitled to any compensation for services rendered to the Partnership solely in its capacity as General Partner except with respect to reimbursement for (i) those costs and expenses constituting Administrative Expenses and (ii) such other amounts for which reimbursement is provided in this Agreement. The Partners acknowledge that all expenses of the General

Partner are for the benefit of the Partnership, except with respect to assets that the General Partner has acquired that it has specified will not be contributed to or held for the benefit of the Partnership.

          9.6 STANDARD OF CONDUCT.

              A. Each Partner and each Person designated or delegated by a Partner shall discharge its or his respective duties as a Partner or a designee or delegate of a Partner in a manner it or he reasonably believes to be in the best interests of the Bradley Group as a whole, including, without limitation, the interests of the shareholders of the General Partner. For purposes hereof, a person acting in a manner which either (i) is in the best interests of the shareholders of the General Partner or (ii) furthers compliance with the REIT Requirements, shall be deemed to be acting in the best interests of the Bradley Group and shall be deemed to satisfy his standard of conduct hereunder.

              B. Without limiting the scope of the protections afforded by the foregoing Section 9.6.A, no officer, director, employee or shareholder of the General Partner, and no Partner or Person designated or delegated by a Partner, shall be liable for any actions or omissions taken by him or her, excepting for any actions or omissions which constitute actual fraud, gross negligence, or deliberately dishonest conduct. The foregoing limitations on liability include, but are not limited to, liability arising from claims by Limited Partners, individually and/or derivatively, for alleged breaches of fiduciary duty against any officer, director, employee or shareholder of the General Partner or any Partner or Person designated or delegated by a Partner hereunder.

              C. Each Partner and each Person or Persons designated or delegated by a Partner shall, in the performance of its or his duties, be fully protected in relying in good faith upon the records of the Partnership and upon such information, opinions, reports or statements presented to such Partner or such Person or Persons designated or delegated by a Partner, as applicable, by any Person (including, without limitation, legal counsel and public accountants) as to matters that such Partner, or such Person or Persons designated or delegated by a Partner reasonably believes are within such Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Partnership, such Partner, or such Person or Persons designated or delegated by a Partner.

          9.7 WAIVER AND INDEMNIFICATION.

              A. Neither the General Partner, any Person acting on its behalf, nor any Person designated or delegated by the General Partner pursuant hereto, shall be liable, responsible or accountable in damages or otherwise to the Partnership or to any Partner for any acts or omissions performed or omitted to be performed by them within the scope of the authority conferred upon the General Partner by this Agreement and the Act, provided that the General Partner's or such other Person's action or omission to act was taken in good faith and in the belief that such action or omission was in the best interests of the Bradley Group as a whole, including, without limitation, the interests of the shareholders of the General Partner, and, provided further, that the General Partner's or such other Person's actions or omissions shall not constitute actual fraud or gross negligence or deliberately dishonest conduct. The Partnership shall, and hereby does, indemnify and hold harmless the General Partner and its Affiliates and any individual acting on their behalf from any loss, damage, claim or liability, including, but not limited to, reasonable attorneys' fees and expenses, incurred by them by reason of any act performed by them in accordance with the standards set forth above or in enforcing the provisions of this indemnity; provided, however, except as provided in Article 14, no Partner shall have any personal liability with respect to the foregoing indemnification, any such indemnification to be satisfied solely out of the assets of the Partnership.

              B. Any Person entitled to indemnification under this Agreement shall be entitled to receive, upon application therefor, advances to cover the costs of defending any proceeding against such Person; provided, however, that such advances shall be repaid to the Partnership without interest, if such Person is found by a court of competent jurisdiction upon entry of a final judgment not to be entitled to such indemnification. All rights of the indemnity hereunder shall survive the dissolution of the Partnership; provided, however, that a claim for indemnification under this Agreement must be made by or on behalf of the Person seeking indemnification prior to the time the Partnership is liquidated hereunder. The indemnification rights contained in this Agreement shall be cumulative of, and in addition to, any and all rights, remedies and recourse to which the person seeking indemnification shall be entitled, whether at law or at equity. Indemnification pursuant to this Agreement shall be made solely and entirely from the assets of the Partnership and no Partner shall be liable therefor.

          9.8 OTHER ACTIVITIES OF PARTNERS AND AGREEMENTS WITH RELATED PARTIES. The General Partner shall devote its full-time effort in furtherance of the business of the Bradley Group, it being expressly understood that the General Partner may conduct its activities directly, through members of the Bradley Group as well as and through the Partnership, as the General Partner determines is appropriate in its sole and absolute discretion. Without limiting the foregoing, the General Partner, either directly or through other members of the Bradley Group other than the Partnership, may acquire, own, manage, develop, improve, lease, invest in or otherwise deal with commercial real estate including, without limitation, any shopping center, office building or retail project. Except as may otherwise be agreed to in writing, each Limited Partner and its affiliates shall be free to engage in, to conduct or to participate in any business or activity whatsoever, including, without limitation, the acquisition, development, management and exploitation of real and personal property (other than property of the Partnership), without any accountability, liability or obligation whatsoever to the Partnership or to any other Partner, even if such business or activity competes with or is enhanced by the business of the Partnership. The General Partner, in the exercise of its power and authority under this Agreement, may contract and otherwise deal with, or otherwise obligate the Partnership to deal with, entities in which the General Partner or any one or more of the officers, directors or stockholder of the General Partner may have an ownership or other financial interest, whether direct or indirect.

          9.9 OTHER MATTERS CONCERNING THE GENERAL PARTNER.

              A. The General Partner shall be protected in relying, acting or refraining from acting on any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

              B. The General Partner may exercise any of the powers granted or perform any of the duties imposed by this Agreement either directly or through agents. The General Partner may consult with counsel, accountants, appraisers, management consultants, investments bankers and other consultants selected by it, each of whom may serve as consultants for the Partnership. An opinion by any consultant on a matter which the General Partner believes to be within its professional or expert competence shall be full and complete protection as to any action taken or omitted by the General Partner based on the opinion and taken or omitted in good faith. The General Partner shall not be responsible for the misconduct, negligence, acts or omissions of any consultant or contractor of the Partnership or of the General Partner, and shall assume no obligations other than to use due care in the selection of all consultants and contractors.

              C. No mortgagee, grantee, creditor or any other person dealing with the Partnership shall be required to investigate the authority of the General Partner or secure the approval of or confirmation by any Limited Partner of any act of the General Partner in connection with the conduct of the Partnership business.

              D. The General Partner may retain such persons or entities as it shall determine (including the General Partner or any entity in which the General Partner shall have an interest or with which it is affiliated) to provide services to or on behalf of the Partnership. The General Partner shall be entitled to reimbursement from the Partnership for its out-of-pocket expenses (including, without limitation, amounts paid or payable to the General Partner or any entity in which the General Partner shall have an interest or with which it is affiliated) incurred in connection with Partnership business. Such expenses shall be deemed to include those expenses required in connection with the administration of the Partnership such as the maintenance of Partnership books and records, management of the Partnership property and assets, preparation of information respecting the Partnership needed by the Partners in the preparation of their individual tax returns and all other Administrative Expenses.

          9.10 PARTNER EXCULPATION. Except as provided in Article 14 and except for fraud, willful misconduct and gross negligence, no property or assets of any Partner, other than its interest in the Partnership shall be subject to levy, execution or other enforcement procedures for satisfaction of judgment (or other judicial process) in connection with the debts or liabilities of the Partnership or in connection with this Agreement. To the fullest extent permitted by law, no officer, director or shareholder of the Partnership shall be liable to the Partnership or any Partner for money damages or recision except for (i) active and deliberate dishonesty established by a final judgment or (ii) actual receipt of an improper benefit or profit in money, property or services. This Agreement is executed by an officer of the General Partner solely as an officer of the same and not in his own individual capacity. Except as provided in Article 14, no advisor, director, participant or agent of any Partner (or of any partner of a Partner) shall be personally liable in any matter or to any extent under or in connection with this Agreement, and the Partnership, each Partner and their respective successors or assigns shall look solely to the interest of the other Partners in the Partnership for the payment of any claim or for any performance hereunder.

      10. BANKING. The funds of the Partnership shall be kept in accounts designated by the General Partner and all withdrawals therefrom shall be made on such signature or signatures as shall be designated by the General Partner.

      11. ACCOUNTING.

          11.1 FISCAL YEAR. The fiscal and taxable year of the Partnership shall end on the last day of December of each year, unless another fiscal year end is selected by the General Partner.

          11.2 BOOKS OF ACCOUNT. The Partnership books of account shall be maintained at the principal office designated in Section 2.3 above or at such other locations and by such person or persons as may be designated by the General Partner. The Partnership shall pay the expense of maintaining its books of account. Each Partner shall have, during reasonable business hours and upon reasonable prior notice, access to the books of the Partnership and, in addition, at its expense, shall have the right to copy such books. The General Partner, at the expense of the Partnership, shall cause to be prepared and distributed to the Partners annual financial data sufficient to reflect the status and operations of the Partnership and its assets and to enable each Partner to file its federal income tax return.

          11.3 REPORTS. The General Partner shall cause copies of the consolidated Audited Financial Statements for the Partnership and the Financing Partnership, together with the reports thereon, and all supplementary schedules and information prepared by the Accountants, to be submitted to each Limited Partner who requests the same in writing by the later of (i) ten (10) business days following receipt of the Limited Partner's request or (ii) April 1 of the year following the calendar year with respect to which such documents are prepared. The Partnership shall also cause to be prepared such reports and/or information as are necessary for the General Partner to determine its qualification as a REIT and its compliance with REIT Requirements.

          11.4 AUDITS. Not less frequently than annually, the books and records of the Partnership shall be audited by the Accountants. The General Partner shall, unless determined otherwise by the General Partner, engage the Accountants to audit the books and records of the Financing Partnership and any other consolidated subsidiary of the Partnership.

          11.5 METHOD OF ACCOUNTING. Except for purposes of Article 7 and the maintenance of Capital Accounts, the Partnership books of account shall be maintained and kept, and its income, gains, losses and deductions shall be accounted for, in accordance with sound principles of accounting consistently applied, or such other method of accounting as may be adopted hereafter by the General Partner. All elections and options available to the Partnership for federal or state income tax purposes shall be taken or rejected by the Partnership in the sole discretion of the General Partner.

          11.6 TAX ELECTION. All elections required or permitted to be made by the Partnership under any applicable tax law shall be made by the General Partner in its sole discretion.

          11.7 TAX MATTERS PARTNER. The General Partner is hereby designated the Tax Matters Partner (hereinafter referred to as the "TMP") of the Partnership and shall have all the rights and obligations of the TMP under the Code.

          11.8 ADMINISTRATIVE ADJUSTMENTS. If the TMP receives notice of a Final Partnership Administrative Adjustment (the "FPAA") or if a request for an administrative adjustment made by the TMP is not allowed by the United States Internal Revenue Service (the "IRS") and the IRS does not notify the TMP of the beginning of an administrative proceeding with respect to the Partnership's taxable year to which such request relates (or if the IRS so notifies the TMP but fails to mail a timely notice of an FPAA), the TMP may, but shall not be obligated to, petition a court for readjustment of partnership items. In the case of notice of an FPAA, if the TMP determines that the United States District Court or Claims Court is the most appropriate forum for such petition, the TMP shall notify each person who was a Partner at any time during the Partnership's taxable year to which the IRS notice relates of the approximate amount by which the IRS notice relates of the approximate amount by which its tax liability would be increased (based on such assumptions as the TMP may in good faith make) if the treatment of partnership items on his return was made consistent with the treatment of partnership items on the Partnership's return, as adjusted by the FPAA. Each such person shall deposit with the TMP, for deposit with the IRS, the approximate amount of his increased tax "liability" together with a written agreement to make additional deposits if required to satisfy the jurisdictional requirements of the Court, within thirty days after the TMP's notice to such person.

      12. TRANSFERS OF PARTNERSHIP INTERESTS.

          12.1 CONSENT. The General Partner may, in its sole and absolute discretion, transfer, assign, sell, encumber or otherwise dispose of all or any part of its interest in the Partnership, without the consent of the Limited Partners; provided, however, that, prior to March 16, 1998, the General Partner shall not, without the consent of a majority of the

Limited Partners, transfer, assign, sell, encumber or otherwise dispose of all or any part of its interest in the Partnership to any of its Affiliates other than an Affiliate whose securities will, in connection with such transfer, become issuable upon redemption of the Units. Nothing in this Section 12.1 shall preclude the transfer of Units to the extent necessary to provide that the Partners (other than the General Partner) are entitled to at least 1% in the aggregate of the distributions to the Partners pursuant to Section 8.4 for the taxable year and subsequent taxable years.

          12.2 LIMITED PARTNERS.

               A. No Limited Partner or substituted Limited Partner shall, without the prior written consent of the General Partner which consent may be withheld in its sole and absolute discretion, transfer, assign, sell, encumber or otherwise dispose of (a "Transfer") all or any part of his interest in the Partnership, except (i) as otherwise permitted by Section 13.2 of this Agreement and for intervivos intra-family transfers for estate planning purposes, and (ii) for pledges of Units by Limited Partners to secure the repayment of a loan, provided that the Limited Partner shall have (A) first obtained the written agreement of the pledgee to exercise its redemption rights with respect to any pledged Units pursuant to Section 3.2.C immediately upon taking any action with respect to such Units and (B) submitted a copy of such agreement and pledge to the General Partner. Any Transferee (as defined below) of Units transferred as permitted hereby shall be subject to the provisions of Article 14 to the extent applicable. A Limited Partner shall notify the General Partner of any Transfers of beneficial interest or other interest which occurs without a transfer of record ownership, as well as any pledge or other collateral transfer. No part of the interest of a Limited Partner shall be subject to the claims of any creditor, any spouse for alimony or support, or to legal process, or be voluntarily or involuntarily alienated or encumbered, except as may be specifically provided for in Section 12.2.A or Section 13.2 of this Agreement. A Limited Partner shall not be permitted to retire or withdraw from the Partnership except as expressly permitted by this Agreement.

               B. An assignee, legatee, distributee or other transferee (whether by conveyance, operation of law or otherwise) (a "Transferee") of all or any portion of a Limited Partner's interest in the Partnership shall be entitled to receive distributions hereunder attributable to such interest acquired by reason of such Transfer, from and after the effective date of the Transfer of such interest; provided, however, anything in this Agreement to the contrary notwithstanding, except as provided in Section 12.2.A or 13.2, (i) no Transfer by a Limited Partner shall be effective until such Transfer has been consented to by the General Partner, (ii) no Transferee shall be considered a substituted Limited Partner, (iii) the Partnership and the General Partner shall be entitled to treat the transferor of such interest as the absolute owner thereof in all respects, and shall incur no liability for distributions which are made to such transferor until such time as the written instrument of Transfer has been received by the General Partner and the "effective date" of the Transfer has passed, and (iv) the General Partner shall have the right to require any such transferor to have such transferor's Partnership Interest redeemed in accordance with the provisions of Section 3.2. The "effective date" of any Transfer shall be the last day of the month set forth on the written instrument of Transfer or such other date consented to in writing by the General Partner as the "effective date."

               C. Notwithstanding anything to the contrary contained in this
Article 12, (a) no Transfer shall be effective to the extent that such Transfer, by treating the Unit or Partnership Interest so transferred as if it had been tendered for redemption and then acquired by the General Partner for Common Stock in accordance with Section 3.2, would be prohibited by or violate any provision of the Charter of the General Partner (including those limiting the ownership of Common Stock in certain instances) and (b) no Transfer of a Partnership Interest by any Partner shall be made (i) to any person or entity that lacks the legal right, power or capacity to own a Partnership Interest,
(ii) in violation of applicable law, (iii) if such Transfer would cause the General Partner to fail to qualify as a REIT, (iv) if such Transfer would cause a termination of the Partnership for federal income tax purposes (unless the General Partner consents to such transfer), (v) if such Transfer would, in the opinion of counsel to the Partnership, cause the Partnership or the Financing Partnership (or any other entity taxed as a partnership for federal income tax purposes) (A) to cease to be classified and taxed as a partnership for federal income tax purposes or (B) to be a "publicly traded partnership" within the meaning of Section 7704 of the Code, (vi) if such Transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title 1 of ERISA, a "party-in-interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(c) of the Code), or (vii) if such Transfer would, in the opinion of counsel to the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.3-101.

          12.3 ADMISSION ADJUSTMENTS. The General Partner, when necessary, shall cause this Agreement to be amended from time to time to reflect the addition or withdrawal of Partners, including the corresponding adjustments to Percentage Interests and Units required pursuant to Section 3.1.

          12.4 UNIT CERTIFICATES. Unit Certificates are transferable only to the extent that the Units or other Partnership Interests evidenced by such Unit Certificates are transferable under this Article 12.

      13. RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS.

          13.1 NO PARTICIPATION IN MANAGEMENT. Except as expressly permitted hereunder, the Limited Partners shall not take part in the management of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership.

            13.2 DEATH, LEGAL INCOMPETENCY, ETC. OF A LIMITED PARTNER. The death, legal incompetency, insolvency, dissolution or bankruptcy of a Limited Partner shall not dissolve or terminate the Partnership. Upon ten Trading Days' notice to the General Partner of the death or incapacity of an individual Limited Partner, such individual Limited Partner's interest in the Partnership shall be transferred either by will, the laws of intestacy or otherwise to the legal representative or successor of such individual Limited Partner who shall be bound in all respects by the terms of this Agreement, subject to the General Partner's right to redeem such interest in accordance with the provisions of Section 3.2.

          13.3 NO WITHDRAWAL. No Limited Partner may withdraw from the Partnership without the prior written consent of the General Partner.

          13.4 DUTIES AND CONFLICTS. The General Partner recognizes that the Limited Partners and their Affiliates have or may have other business interests, activities and investments, some of which may be in conflict or competition with the business of the Partnership, and that such persons are entitled to carry on such other business interests, activities and investments. The Limited Partners and their Affiliates may engage in or possess an interest in any other business or venture of any kind, independently or with others, on their own behalf or on behalf of other entities with which they are affiliated or associated, and such persons may engage in any activities, whether or not competitive with the Partnership, without any obligation to offer any interest in such activities to the Partnership or to any Partner. Neither the Partnership nor any Partner shall have any right, by virtue of this Agreement, in or to such activities, or the income or profits derived therefrom, and the pursuit of such activities, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper.

      14. INDEMNIFICATION AND SECURITY INTEREST.

          14.1 [Intentionally Omitted].

          14.2 INDEMNITY COLLATERAL. Indemnity Collateral shall mean with respect to the TTC Guarantors: (a) the shares of Common Stock and Units held or otherwise beneficially owned by the TTC Guarantors and their family members which are set forth on EXHIBIT F to the Prior Agreement; (b) any shares of Common Stock received by the TTC Guarantors as a result of the exchange of Units for shares of Common Stock; (c) any Units transferred by the TTC Guarantors to a family member for estate planning purposes in accordance with Section 12.2.A(i); and (d) stock dividends, stock splits or other securities received with respect to the shares of Common Stock or Units described in (a), (b) or (c), but expressly excluding any cash dividends payable with respect to Units or shares of Common Stock prior to any claim by an Indemnified Party hereunder.

          14.3 COMMONS OF CHICAGO RIDGE.

               A. With respect to the Commons of Chicago Ridge, the TTC Guarantors agree to indemnify and hold harmless the General Partner and the Partnership and each of their subsidiaries and all members of the Bradley Group and their respective officers, directors, employees and representatives (each, an "Indemnified Party" and collectively, the "Indemnified Parties") from and against all demands, claims, actions or causes of action, assessments, losses, fines, penalties, damages, liabilities, costs and expenses (including without limitation, reasonable attorneys' fees and expenses of counsel chosen by the Indemnified Parties and costs of litigation and reasonable fees and expenses of accountants chosen by the Indemnified Parties) and charges sustained or incurred by any of the Indemnified Parties as a result of or arising out of any matter, condition or act at the Commons of Chicago Ridge involving any Environmental Claim, which matter, condition or act existed on or arose prior to the date of the Original Agreement (whether or not disclosed in the environmental reports set forth as exhibits to the Tucker Contribution Agreements or as described in the Prospectus or other reports filed by Tucker with the SEC or otherwise known by any of the TTC Guarantors), except for the Remediation Work (as defined in that certain Agreement Concerning Commons of Chicago Ridge, dated as of October 30, 1995, by and among Bradley, the Partnership and the TTC Guarantors); provided that, no claim for indemnity may be maintained pursuant to this Section 14.3, unless such Indemnified Party shall have delivered a written notice specifying the details of such claim to the TTC Guarantors on or before October 4, 2003.

         The indemnification obligation set forth in the preceding paragraph shall cover all demands, claims, actions or causes of action, assessments, losses, fines, penalties, damages, liabilities, costs and expenses (including without limitation, reasonable attorneys' fees and expenses of counsel chosen by the Indemnified Parties and costs of litigation and reasonable fees and expenses of accountants chosen by the Indemnified Parties) and charges sustained or incurred by any of the Indemnified Parties as a result of or arising out of any matter, condition or act at the Commons of Chicago Ridge Annex involving any Environmental Claim only to the extent that such matter, condition or act is the result of or arises out of a matter, condition or act at the Commons of Chicago Ridge that existed on or arose prior to the date of the Original Agreement.

               B. The Indemnified Parties shall have full recourse to the TTC Guarantors and all of their assets for the indemnity obligation set forth in this Section 14.3; provided that the Indemnified Parties shall first use their best efforts to realize upon their security interests in the Indemnity Collateral owned by the TTC Guarantors prior to asserting any recourse against any other assets owned by the TTC Guarantors.

               C. The Indemnified Parties agree to the following with respect to any indemnification obligations of the TTC Guarantors hereunder:

         (i) to furnish the TTC Guarantors with copies of all claims, reports, orders, or other documentation which in any material way relate to the subject matter of an indemnity obligation asserted or which may be asserted against a TTC Guarantor as soon as possible after the same are received;

         (ii) to advise the TTC Guarantors of meetings with the Illinois EPA with respect to any remediation plan or other material matter bearing directly on such indemnity obligation of the TTC Guarantors and invite the TTC Guarantors to attend such meeting;

         (iii) not to agree to a remediation plan with the Illinois EPA without first disclosing the plan to the TTC Guarantors and reasonably considering in good faith any comments of the TTC Guarantors thereon or any alternate remediation plan proposed by the TTC Guarantors;

         (iv) that any remediation plan proposed by the Indemnified Parties shall propose a scope of work appropriate to a retail use of the subject premises and not to a more rigorous standard of remediation, except as may be required by applicable laws;

         (v) that the TTC Guarantors and their consultants shall have reasonable access to the premises which are the subject of the indemnification obligation for testing, provided that the TTC Guarantors shall be responsible for any claims, losses, costs or expenses of Indemnified Parties arising therefrom;

         (vi) not to settle any Environmental Claims which are subject to an indemnification obligation hereunder without first disclosing the terms of the settlement to the TTC Guarantors and reasonably considering in good faith any comments of the TTC Guarantors thereon;

         (vii) to use on-site any materials excavated in connection with construction on the Commons of Chicago Ridge. to the extent deemed appropriate by the Indemnified Parties in light of relevant legal requirements and construction standards; provided that if the transport or disposal off-site of any "special waste", including "hazardous waste" (both as defined under Illinois statutes and regulations), or of any other material subject to special or hazardous waste requirements, has an incremental cost above the cost that would be incurred if such materials were not so classified or regulated, the TTC Guarantors shall bear such incremental cost; and

         (viii) to obligate contractors with respect to construction on the Commons of Chicago Ridge to require workers to wear protective clothing and apparatus to the extent required by law if, in connection with the construction, such workers will be exposed to special or hazardous wastes or other materials subject to special or hazardous waste requirements.

         The agreements of the Indemnified Parties set forth in sub-sections (i) through (viii) above shall not be deemed to require the consent or approval of the TTC Guarantors as to any actions by the Indemnified Parties relating to the subject matter of any indemnity obligation.

          14.4 TTC GUARANTORS.

               A. With respect to indemnity obligations of the TTC Guarantors under Section 14.3. the TTC Guarantors have granted and hereby confer, subject to the provisions of Section 14.4.D, to the General Partner a lien upon and a continuing security interest in the Indemnity Collateral which shall be security for the indemnity obligations of the TTC Guarantors, as applicable, under this
Article 14. Notwithstanding the foregoing, (i) Units owned by the TTC Guarantors and their family members subject to the lien and security interest granted under this Section 14.4.A may be transferred in accordance with the provisions of
Section 13.2 free and clear of such lien and security interest and (ii) shares of Common Stock of the General Partner owned by the TTC Guarantors and their family members subject to the lien and security interest granted under this
Section 14.4.A may be transferred free and clear of such lien and security interest; provided, however, that, in each instance, once a claim for indemnity has been made in accordance with this Article 14, the TTC Guarantors may not under any circumstance sell or otherwise transfer such Units or shares of Common Stock or any other Indemnity Collateral. In addition, once an indemnity claim has been made hereunder, all cash or other dividends made with respect to Units or shares of Common Stock shall be considered Indemnity Collateral and shall be placed by the General Partner in an escrow account until such claim is resolved.

               B. The TTC Guarantors have (i) delivered to the General Partner certificates representing all of the shares of Common Stock owned by them in such manner and accompanied by such instruments, including stock transfer powers duly endorsed in blank, as shall be necessary to grant the General Partner a fully perfected first priority security interest in such shares and in any shares of Common Stock that may, after the date hereof, be issued to the TTC Guarantors by stock dividend, stock split or similar distribution and (ii) prepared and filed UCC financing statements and such other documents and have taken other action necessary to grant the General Partner a fully perfected first priority security interest in all of their respective Units. In the event the TTC Guarantors are determined to have an indemnification obligation pursuant to Section 14.4.D, then each Indemnified Party shall have all of the rights now or hereafter existing under applicable law, and all rights as a secured creditor under the Uniform Commercial Code ("UCC") in all relevant jurisdictions, with respect to the Indemnity Collateral, and the TTC Guarantors agree to take all such actions as may be reasonably requested of them by an Indemnified Party to ensure that the Indemnified Parties can realize on such security interest.

               C. In the event an Indemnified Party asserts, within the time period set forth in Section 14.3.A, that the TTC Guarantors have an indemnification obligation to an Indemnified Party under this Article 14, and TTC Guarantors are determined to have an indemnification obligation pursuant to
Section 14.4.D, then (x) the General Partner shall, to the full extent permitted by law, be deemed, without payment of further consideration or the taking of further action by the TTC Guarantors or any of their subsidiaries, to have acquired from any or all of the TTC Guarantors such portion of the Indemnity Collateral as shall be equal in value (based, in the case of Units, on the number of shares of Common Stock for which such Units could be exchanged, computed as of the date the Indemnity Collateral is acquired by the General Partner pursuant to this Section 14.3.C, and in the case of the Units or the Common Stock, on the Current Per Share Market Price computed as of the date of such acquisition) to the amount recoverable from or payable by or indemnified by the TTC Guarantors under this Article 14, and (y) the Indemnified Parties shall have all of the rights now or hereafter existing under applicable law and all rights as a secured creditor under the UCC in all relevant jurisdictions, with respect to the Indemnity Collateral and the TTC Guarantors agree to take all such actions as may be reasonably requested of them by the General Partner to ensure that the Indemnified Parties can realize on such security interest.

               D. Each of the Indemnified Parties shall have the right to submit any dispute concerning whether a particular environmental claim is within the parameters of Section 14.3.A to arbitration in accordance with the provisions of
Article 18. The lien and the security interest in Indemnity Collateral granted hereunder shall not be released with respect to the TTC Guarantors' shares of Common Stock and Units until all of the indemnification obligations of the TTC Guarantors hereunder have expired or been satisfied in accordance with their terms; provided, however, that Units owned by the TTC Guarantors and their family members may be transferred in accordance with this Agreement and shares of Common Stock owned by the TTC Guarantors and their family members may be transferred free and clear of such lien and security interest, in each such case subject to the limitations of Section 14.4.A. Upon satisfaction of the conditions to the release of the lien and security interest in the Indemnity Collateral set forth above, the General Partner shall prepare and file all documents and shall take all other action necessary on its part to release such security interest in the applicable Indemnity Collateral.

      15. LIQUIDATION AND DISSOLUTION OF PARTNERSHIP.

          15.1 TERMINATION EVENTS. The Partnership shall be dissolved and its affairs wound up in the manner hereinafter provided upon the occurrence of an event described in Article 6.

          15.2 METHOD OF LIQUIDATION. Upon the happening of any of the events specified in Article 6, the General Partner (or if there be no General Partner, a liquidating trustee selected by those Limited Partners holding in the aggregate more than fifty percent (50%) of the Percentage Interests held by all Limited Partners) shall immediately commence to wind up the Partnership's affairs and shall liquidate the assets of the Partnership as promptly as possible, unless the General Partner, or the liquidating trustee, shall determine that an immediate sale of Partnership assets would cause undue loss to the Partnership, in which event the liquidation may be deferred for a reasonable time. The Partners shall continue to share Operating Cash Flow and Capital Cash Flow during the period of liquidation in the same proportions as before dissolution. The proceeds from liquidation of the Partnership, including repayment of any debts of Partners to the Partnership, shall be applied in the order of priority as follows:

               A. Debts of the Partnership, including repayment of principal and interest on loans and advances made by the General Partner; then

               B. To the establishment of any reserves deemed necessary or appropriate by the General Partner, or by the person(s) winding up the affairs of the Partnership in the event there is no remaining General Partner of the Partnership, for any contingent or unforeseen liabilities or obligations of the Partnership. Such reserves established hereunder shall be held for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the General Partner, or such person(s) deems advisable, the balance of such reserves shall be distributed in the manner provided hereinafter in this Section 15.2 as though such reserves had been distributed contemporaneously with the other funds distributed hereunder; then

               C. To the Partners in accordance with the provisions of Sections
8.4 and 8.5; provided, however, that if the Partnership is liquidated other than in connection with the liquidation of the Bradley Group, distributions to the Partners under this Section 15.2.C shall be made in the following order and priority:

                  1. First, to those Partners (whether Limited or General) holding Preferred Units, if any, issued by the Partnership pursuant to Section 3.1.C, an amount sufficient to satisfy the liquidation rights of such Preferred Units (to the extent such liquidation rights have been designated as senior to the liquidation rights of other Units or Partnership Interests);

                  2. Second, to the Limited Partners as a class (excluding for such purposes, all Preferred Units with liquidation rights designated as senior to the liquidation rights of other Units or Partnership Interests), an amount equal to the lesser of (a) the sum of (i) the amount (or portion thereof) of any Current Yield which has not been paid to the Limited Partners pursuant to
Section 8.4.A for any prior period, plus (ii) the product of (x) the Conversion Factor, (y) the number of Units held by the Limited Partners and (z) the Current Per Share Market Price of the Common Stock as of the close of the period ending with the liquidation and (b) 99% of the liquidation proceeds remaining after the application of Sections 15.2.A, 15.2.B and 15.2.C.1; and

                  3. Third, the remainder of liquidation proceeds shall be distributed to the General Partner.

          15.3 DISTRIBUTION IN KIND. The General Partner may make distributions pursuant to this Agreement in cash or in kind, as it determines is appropriate in its sole discretion; provided that no in-kind distributions shall be made to any Limited Partner other


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than the General Partner. In the event the General Partner determines that it is necessary or desirable to make a distribution of Partnership property in kind, the General Partner may transfer and convey such property to the distributees as tenants in common, subject to any liabilities attached thereto, so as to vest in them undivided interests in the whole of such property in proportion to their respective rights to share in the proceeds of the sale of such property (other than as a creditor) in accordance with the provisions of Section 15.2.

          15.4 DOCUMENTATION OF LIQUIDATION. Upon the completion of the resolution and liquidation of the Partnership, the Partnership shall terminate and the liquidating trustee shall have the authority to execute and record any and all documents or instruments required to effect the dissolution, liquidation and termination of the Partnership.

          15.5 LIABILITY OF THE LIQUIDATING TRUSTEE. The liquidating trustee shall be indemnified and held harmless by the Partnership from and against any and all claims, demands, liabilities, costs, damages and causes of action of any nature whatsoever arising out of or incidental to the liquidating trustee's taking of any action authorized under or within the scope of this Agreement; provided, however, that the liquidating trustee shall not be entitled to indemnification, and shall not be held harmless, where the claim, demand, liability, cost, damage or cause of action at issue arose out of:

               A. A matter entirely unrelated to the liquidating trustee's action or conduct pursuant to the provisions of this Agreement; or

               B. The proven misconduct or negligence of the liquidating trustee.

      16. POWER OF ATTORNEY. Each Limited Partner hereby irrevocably constitutes and appoints the Chief Executive Officer, the President and each person holding the office of Executive Vice President of the General Partner, with full power of substitution, its true and lawful attorney, for him and in his name, place and stead and for his use and benefit, to sign, swear to, acknowledge, file and record:

                  (i) this Agreement, and amendments to this Agreement;

                  (ii) any certificates, instruments and documents (including assumed and fictitious name certificates) as may be required by, or may be appropriate under, the laws of the State of Delaware or any other State or jurisdiction in which the Partnership is doing or intends to do business, in order to discharge the purposes of the Partnership or otherwise in connection with the use of the name or names used by the Partnership;

                  (iii) any other instrument which may be required to be filed or recorded by the Partnership on behalf of the Partners under the laws of any State or by any governmental agency in order for the Partnership to conduct its business;

                  (iv) any documents which may be required to effect the continuation of the Partnership, the admission of a substitute or additional Partner, or the dissolution and termination of the Partnership, provided such continuation, admission or dissolution and termination is not in violation of any provision of this Agreement; and

                  (v) any documents which may be required or desirable to have the General Partner appointed, and act as, the "Tax Matters Partner" as described in the Code.

The foregoing grant of authority is a special power of attorney coupled with an interest, is irrevocable and shall survive the death or incapacity of any individual Limited Partner, and shall survive the delivery of any assignment by a Limited Partner of the whole or any portion of his interest in the Partnership.

      17. AMENDMENT OF AGREEMENT.

          17.1 GENERAL. The General Partner, without the consent of the Limited Partners, may amend this Agreement in any respect by executing a written instrument setting forth the terms of such amendment; provided, however, that, except as provided in Section 17.2, any amendment which alters or changes (i) the distribution rights of any Limited Partner under Article 8, or (ii) a Limited Partner's Redemption Rights under Section 3.2, shall require the consent of Limited Partners (excluding members of the Bradley Group) holding more than 50% of the Limited Partner Units (other than Preferred Units) (excluding members of the Bradley Group), except that the consent of such Limited Partners shall not be required to amend Article 8 to the extent deemed necessary, in the sole discretion of the General Partner, to reflect the seniority of any distribution or liquidation rights of any Preferred Units issued in accordance with Section 3.1.C.

          17.2 MERGER. ETC. OF GENERAL PARTNER. Notwithstanding anything to the contrary contained herein, in the event that (i) the General Partner or any of its corporate subsidiaries engages in any merger, consolidation or other combination with or into another Person in which securities of the General Partner are being issued, acquired, converted or exchanged, (ii) the General Partner engages in the sale of all or substantially all of its assets, or (iii) the General Partner engages in a reclassification, recapitalization or change in the outstanding shares of its stock (other than a change in par value or from par value to no par value, or as a result of a subdivision or combination as described in the definition of Conversion Factor) which results in the holders of Common Stock receiving cash, securities or other property (any of the events listed in clauses (i), (ii) or (iii) hereinafter referred to as a "Transaction"), the General Partner (or its successor or transferee) may amend the provisions of this Agreement (including, without limitation, the definition of Conversion Factor) in any respect in connection with such Transaction (regardless of whether the amendment alters or changes the distributions to a Limited Partner or a Limited Partner's Redemption Rights) without obtaining the consent of any Limited Partner; provided that either (i) in connection with the Transaction, the Limited Partners are offered the opportunity to receive for each Unit held by them an amount of cash, securities, or other property equal to the product of the Conversion Factor and the amount of cash, securities or other property, if any, paid to a holder of one share of Common Stock as a result of the Transaction, or (ii) the General Partner or its corporate subsidiary is the acquiror in such Transaction and the holders of the Common Stock of the General Partner are not receiving cash, securities, or other property in such Transaction.

      18. ARBITRATION.

          18.1 GENERAL. Notwithstanding anything to the contrary contained in this Agreement, all claims, disputes and controversies between the parties hereto (including, without limitation, any claims, disputes and controversies between the Partnership and any one or more of the Partners and any claims, disputes and controversies between any one or more Partners and the indemnification obligations of the TTC Guarantors under Article 14) arising out of or in connection with this Agreement or the Partnership created hereby, or any act or failure to act by the General Partner or any other Partner hereunder, in each case whether or not a party has responded to a claim for indemnification in accordance with Section 14.4.D, shall be resolved by binding arbitration in Boston, Massachusetts by J.A.M.S./ENDISPUTE, in accordance with this Article 18.

          18.2 PROCEDURES. Any arbitration called for by this Article 18 shall be conducted in accordance with the following procedures:

               A. The Partnership or any Partner (the "Requesting Party") may demand arbitration pursuant to Section 18.1 at any time by giving written notice of such demand (the "Demand Notice") to all other Partners and (if the Requesting Party is not the Partnership) to the Partnership which Demand Notice shall describe in reasonable detail the nature of the claim, dispute or controversy.

               B. Within fifteen (15) days after the giving of a Demand Notice, J.A.M.S./ENDISPUTE shall select and designate in writing three reputable, disinterested individuals willing to act as an arbitrator of the claim, dispute or controversy in question.

               C. The presentations of the parties hereto in the arbitration proceeding shall be commenced and completed within sixty (60) days after the selection of the arbitration panel pursuant to subsection B above, and the arbitration panel shall render its decision in writing within thirty (30) days after the completion of such presentations. Any decision concurred in by any two
(2) of the arbitrators shall constitute the decision of the arbitration panel, and unanimity shall not be required.

               D. The arbitration panel shall have the discretion to include in its decision a direction that all or part of the attorneys' fees and costs of any party or parties and/or the costs of such arbitration be paid by any other party or parties. On the application of a party before or after the initial decision of the arbitration panel, and proof of its attorneys'


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

fees and costs, the arbitration panel shall order the other party to make any payments directed pursuant to the preceding sentence.

          18.3 BINDING CHARACTER. Any decision rendered by the arbitration panel pursuant to this Section shall be final and binding on the parties hereto, and judgment thereon may be entered by any state or federal court of competent jurisdiction.

          18.4 EXCLUSIVITY. Arbitration shall be the exclusive method available for resolution of claims, disputes and controversies described in Section 18.1, and the Partnership and its Partners stipulate that the provisions hereof shall be a complete defense to any suit, action, or proceeding in any court or before any administrative or arbitration tribunal with respect to any such claim, controversy or dispute. The provisions of this Section 18.4 shall survive the dissolution of the Partnership.

          18.5 NO ALTERATION OF AGREEMENT. Nothing contained herein shall be deemed to give the arbitrators any authority, power or right to alter, change, amend, modify, add to, or subtract from any of the provisions of this Agreement.

      19. MISCELLANEOUS.

          19.1 NOTICES. Any notice, election or other communication provided for or required by this Agreement shall be in writing and shall be deemed to have been given when delivered by telecopy or other facsimile transmission (confirmed by any of the methods that follow) or by hand, the first business day after sent by overnight courier (such as Federal Express), or on the second business day after deposit in the United States Mail, certified or registered, return receipt requested, postage prepaid, properly addressed to the Partner to whom such notice is intended to be given at the address for the Partner set forth on EXHIBIT A, or at such other address as such person may have previously furnished or may subsequently furnish in writing to the Partnership and each Partner. A copy of all such notices also should be sent to the General Partner and addressed as follows:

            General Partner:   Bradley Real Estate, Inc.
                               40 Skokie Boulevard, Suite 600
                               Northbrook, IL 60062-1626
                               Attention: Thomas P. D'Arcy, President
                               Fax No. (847) 480-1893

            With copy to:      William B. King, P.C.
                               Goodwin, Procter & Hoar LLP
                               Exchange Place
                               Boston, MA 02109
                               Fax No. (617) 523-1231

          19.2 SUCCESSORS AND ASSIGNS. Any person acquiring or claiming an interest in the Partnership, in any manner whatsoever, shall be subject to and bound by all of the terms, conditions and obligations of this Agreement to which his predecessor-in-interest was subject or bound, without regard to whether such a person has executed a counterpart hereof or any other document contemplated hereby. No person, including the legal representative, heir or legatee of a deceased Partner, shall have any rights or obligations greater than those set forth in this Agreement, and no person shall acquire an interest in the Partnership or become a Partner thereof except as expressly permitted by and pursuant to the terms of this Agreement. Subject to the foregoing, and the provisions of Article 12 above, this Agreement shall be binding upon and inure to the benefit of the Partners and their respective successors, assigns, heirs, legal representatives, executors and administrators.

          19.3 DUPLICATE ORIGINALS. For the convenience of the Partners, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, and all of which taken together shall constitute one agreement.

          19.4 CONSTRUCTION. The titles of the Sections and subsections herein have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions herein.

          19.5 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware. Except to the extent the Act is inconsistent with the provisions of this Agreement, the provisions of such Act shall apply to the Partnership.

          19.6 OTHER INSTRUMENTS. The parties hereto covenant and agree that they will execute such other and further instruments and documents as, in the opinion of the General Partner, are or may become necessary or desirable to effectuate and carry out the Partnership as provided for by this Agreement.

          19.7 GENERAL PARTNER WITH INTEREST AS LIMITED PARTNER. Except as set forth to the contrary in this Agreement, if the General Partner has an interest as a Limited Partner in the Partnership, the General Partner shall, with respect to such interest, enjoy all of the rights and be subject to all of the obligations and duties of a Limited Partner.

          19.8 GENDER. Whenever the context shall so require, all words herein in any gender shall be deemed to include the masculine, feminine or neuter gender, all singular words shall include the plural, and all plural words shall include the singular.

          19.9 PRIOR AGREEMENTS SUPERSEDED. This Agreement supersedes any prior understandings or written or oral agreements amongst the Partners, or any of them, respecting the within subject matter and contains the entire understanding amongst the Partners with respect thereto.


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

          19.10 PURCHASE FOR INVESTMENT. Each Partner represents, warrants and agrees that it has acquired and continues to hold its interest in the Partnership for its own account for investment only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, nor with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances. Each Partner further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment.

          19.11 WAIVER. No consent or waiver, express or implied, by any Partner to or of any breach or default by any other Partner in the performance by such other Partner of its obligations hereunder shall be deemed or construed to be a consent to or waiver of any other breach of default in the performance by such other Partner of the same or any other obligations of such Partner hereunder. Failure on the part of any Partner to complain of any act or failure to act on the part of any other Partner or to declare any other Partner in default, irrespective of how long such failure continues, shall not constitute a waiver by such Partner of its rights hereunder.

          19.12 SEVERABILITY. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid by such court, shall not be affected thereby.

          19.13 COUNTERPARTS. This Agreement may be executed in one or more counterparts, which when taken together, shall constitute but one original.

          19.14 NOTICE FOR CERTAIN TRANSACTIONS. In the event of (a) a dissolution or liquidation of the Partnership or the General Partner, (b) a merger, consolidation or combination of the Partnership or the General Partner with or into another Person (including the events set forth in Section 17.2),
(c) the sale of all or substantially all of the assets of the Partnership or the General Partner, or (d) the transfer by the General Partner of all or any part of its interest in the Partnership, the General Partner shall give written notice thereof to each Limited Partner at least twenty (20) Trading Days prior to the effective date or, to the extent applicable, record date of such transaction, whichever comes first.

                  [Remainder of Page Intentionally Left Blank]


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

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.


                                       GENERAL PARTNER:

                                       Bradley Real Estate, Inc.


                                       By: /s/ Thomas P. D'Arcy
                                           -------------------------------------
                                           Name:  Thomas P. D'Arcy
                                           Title: President


                                       LIMITED PARTNERS:


                                       /s/ Kenneth Tucker
                                       -----------------------------------------
                                       Kenneth Tucker


                                     LEXINGTON HOLDING COMPANY


                                     By: /s/ Irving T. Margolis
                                         ---------------------------------------
                                         Name:  Irving T. Margolis, Trustee, of
                                         Title: Clara Margolis Revocable Trust;
                                                dated July 1, 1991, a partner


                                       COUNTY LINE 31 COMPANY, L.P.


                                       By: /s/ Roy G. Altman
                                           -------------------------------------
                                           Name:  Roy G. Altman
                                           Title: General Partner


                                       By: /s/ John R. Jewett
                                           -------------------------------------
                                           Name:  John R. Jewett
                                           Title: General Partner


                                       By: /s/ J. Kurt Mahrdt, Jr.
                                           -------------------------------------
                                           Name:  J. Kurt Mahrdt, Jr.
                                           Title: General Partner


                                       50